Exhibit 10.1
EXECUTION COPY

INVESTMENT AGREEMENT
Between
SEACOAST BANKING CORPORATION OF FLORIDA
and each of the
PURCHASERS NAMED HEREIN
Dated as of April 8, 2010

i

TABLE OF CONTENTS
(continued)

ii

LIST OF SCHEDULES AND EXHIBITS

Exhibit A-1:	Preferred Stock Articles of Amendment; Series B Preferred Stock
Exhibit A-2:	Preferred Stock Articles of Amendment; Series C Preferred Stock
Exhibit B:	Escrow Agreement
Exhibit C:	Form of Registration Rights Agreement
Exhibit D:	Procedures to be Followed for an Early Non-Contingent Share Closing

iii

     THIS INVESTMENT AGREEMENT dated as of April 8, 2010 (this “Agreement”), by and between Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), and each of the respective investors set forth on the signature pages hereto as a “Purchaser” (collectively, the “Purchasers”), is effective as provided in Section 6.14.
RECITALS:
     The Company will sell to the Purchasers, and the Purchasers will purchase from the Company, on the terms and subject to the conditions set forth herein, shares of up to two series of mandatorily convertible noncumulative nonvoting preferred stock of the Company, par value $.10 per share (the “Convertible Preferred Stock”), which are convertible into shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”).
     The term “Securities” refers collectively to (i) the shares of Convertible Preferred Stock and (ii) the shares of Common Stock into which the Convertible Preferred Stock is convertible. When purchased, the Convertible Preferred Stock will have the terms set forth in the respective articles of amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) with respect to each series in the form attached hereto as
     Exhibit A-1 and Exhibit A-2 (collectively, the “Preferred Stock Articles of Amendment”) made a part of the Company’s Articles of Incorporation by the filing of the Preferred Stock Articles of Amendment with the Secretary of State of the State of Florida (the “Florida Secretary”) on the Closing Date (as defined in Section 1.2 hereto).
     The Securities are being offered and sold at an aggregate Purchase Price of $250 million, and, subject to the conditions set forth herein, the proceeds will be held in escrow pursuant to the Escrow Agreement attached as Exhibit B hereto (the “Escrow Agreement”) for purposes of qualifying the Company’s bank subsidiary, Seacoast National Bank (the “Bidder” or the “Bank”), to make one or more bids (the “Bid”) to the Federal Deposit Insurance Corporation (“FDIC”) to acquire the assets and liabilities (the “Acquisition”) of a bank that has been placed in receivership (the “Target Institution”). The shares of Convertible Preferred Stock offered, less the Non-Contingent Shares (as defined below), are referred to as the “Contingent Shares.” The Contingent Shares, if issued, will be designated as the Company’s Series C mandatorily convertible noncumulative nonvoting preferred stock, par value $.10 per share having an initial Conversion Price of $1.55 (the “Series C Preferred Stock”).
     In the event the Company delivers a Notice of Non-Qualification, a Notice of Higher Bid, a Failure to Bid Notice, a Delay Notice or an Escrow Termination Notice (each as defined in the Escrow Agreement), then the Company and the Purchasers will complete the Purchasers’ purchase of $50 million (the “Non-Contingent Purchase Amount”) of shares of Convertible Preferred Stock (the “Non-Contingent Shares”). Each such Purchaser has indicated to the Company the number of Non-Contingent Shares it intends to purchase (the “Non-Contingent Allocation”). The Non-Contingent Shares will be designated as the Company’s Series B mandatorily convertible noncumulative nonvoting preferred stock, par value $.10 per share having an initial Conversion Price of $1.45 (the “Series B Preferred Stock”).

     The terms of the Series B Preferred Stock and the Series C Preferred Stock, if issued, will be identical except for the Conversion Price and Conversion Ratio (each, as defined in the respective Preferred Stock Articles of Amendment.)
     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties, intending to be legally bound, agree as follows:
ARTICLE I
PURCHASE; ESCROW; CLOSING
     1.1. Purchase. On the terms and subject to the conditions set forth herein, each Purchaser will purchase from the Company, and the Company will sell to each such Purchaser, the number of shares of Convertible Preferred Stock and at the purchase price per share (the “Price per Share”) and the total purchase price (the “Purchase Price”) set forth on such Purchaser’s signature page hereto.
     1.2. Escrow; Closing.
     (a) Upon the execution of this Agreement by each Purchaser and the Company, (i) each Purchaser has deposited directly by wire transfer the applicable Purchase Price with SunTrust Bank, as Escrow Agent (the “Escrow Agent”), pursuant to that certain Escrow Agreement (in the form attached hereto as Exhibit B) among the Purchasers, the Company and the Escrow Agent (as it may be amended from time to time, the “Escrow Agreement”) and (ii) the Company has issued instructions to Continental Stock Transfer and Trust Company, the Company’s transfer agent (the “Transfer Agent”) authorizing the issuance to each Purchaser of the shares of Convertible Preferred Stock specified on each such Purchaser’s signature page hereto concurrent with the Escrow Agent’s release of the Purchase Price to the Company pursuant to the Escrow Agreement.
     (b) As specified in the Escrow Agreement and on the dates specified therein, the Escrow Agent shall release the applicable Purchase Price to the Company, and if applicable return the applicable contingent portions of the Purchase Price to the respective Purchaser, and the Transfer Agent shall issue the applicable shares of Convertible Preferred Stock to each Purchaser. The release of funds to the Company and the concurrent issuance of shares of Convertible Preferred Stock to the Purchasers shall be referred to herein as the “Closing” and the date of the Closing shall be referred to herein as the “Closing Date.”
     (c) If any Purchaser is prohibited from consummating its purchase of shares of Convertible Preferred Stock on other than a delivery-versus payment (“DVP”) basis and such Purchaser has indicated to the Company in writing (by marking such Purchaser’s signature page hereto or otherwise) that such Purchaser is relying on this Section 1.2(c) instead of on Sections 1.2(a), (b) and (d) (in such event, such Purchaser shall be referred to in certain provisions hereof as a “Section 1.2(c) Purchaser”),

Section 1.2(a), Section 1.2(b) and Section 1.2(d) shall not apply and shall have no force or effect with respect to a Section 1.2(c) Purchaser, and this Section 1.2(c) shall apply instead. This Section 1.2(c) shall not apply and shall have no force or effect with respect to any Purchaser that is not a Section 1.2(c) Purchaser. If a Purchaser is a Section 1.2(c) Purchaser, then not later than 4:00 p.m. (New York City time) on the Closing Date designated by the Company to such Purchaser in writing as far in advance as practicable but in any event at least one business day prior to such Closing Date (i) such Purchaser shall pay its Purchase Price by wire transfer of funds immediately available to the Company to an account designated by the Company and (ii) the Company shall issue instructions to the Transfer Agent to issue, in certificated form prior to and in consideration of payment in full of the Purchase Price by the Purchaser on the same business day, the shares of Convertible Preferred Stock specified on such Purchaser’s signature page hereto concurrent with such Purchaser’s payment of its Purchase Price to the Company; provided, however, that if such Purchaser requires physical certificates, then the Company shall instruct the Transfer Agent to deliver certificates representing the shares of Convertible Preferred Stock to such Purchaser prior to such Purchaser’s payment of its Purchase Price to the Company.
     (d) It is understood that, with respect to CapGen Capital Group III LP (“CapGen” and a “Section 1.2(d) Purchaser”), such Purchaser is relying on this Section 1.2(d) instead of on Sections 1.2(a), (b) and (c) and Section 1.2(a), Section 1.2(b) and Section 1.2(c) shall not apply and shall have no force or effect with respect to such Purchaser, and this Section 1.2(d) shall apply instead. This Section 1.2(d) shall not apply and shall have no force or effect with respect to any Purchaser other than CapGen. CapGen will as soon as reasonably practicable and not later than 10 days following the receipt of necessary regulatory approvals pay its Purchase Price for the Non-Contingent Shares (if only Non-Contingent Shares are being sold hereunder), and not later than 10 days following the later of (x) the receipt of necessary regulatory approvals and (y) notice from the Company that the Bidder is the winning Bidder on the Acquisition pay its Purchase Price for the Contingent Shares and Non-Contingent Shares (if Contingent Shares and Non-Contingent Shares are being sold concurrently hereunder), in each case by wire transfer of immediately available funds to the Company.
     (e) Notwithstanding anything to the contrary contained in this Agreement, if the Company shall decide to close the offering of Non-Contingent Shares prior to any Closing with respect to Contingent Shares the procedures set forth in Exhibit D shall apply.
     1.3. Contingent and Non-Contingent Shares. The total Purchase Price specified on the Purchaser’s signature page is the total purchase price for the Contingent Shares and Non-Contingent Shares subscribed irrevocably by the Purchaser hereunder. If a Purchaser has given written direction on the signature page of this Agreement or has provided a letter of direction executed by the Purchaser and the Company that it elects not to purchase Non-Contingent Shares, then such Purchaser shall have no obligation to purchase Non-Contingent Shares and the Purchase Price for the Non-Contingent Shares shall be zero, and all its funds held by the Escrow

Agent shall be applied or refunded in accordance with the Escrow Agreement. The Non-Contingent Shares will be sold by the Company regardless of whether the Company is qualified to make a bid or is the winning bidder to the FDIC for an acquisition of the Target Institution. The portion of the total Purchase Price applicable to the Contingent Shares shall be refunded to each Purchaser as provided in the Escrow Agreement in the event the Company delivers a Notice of Non-Qualification, a Notice of Higher Bid, a Failure to Bid Notice, a Delay Notice or an Escrow Termination Notice (each as defined in the Escrow Agreement). The Purchase Price for the Non-Contingent Shares shall be retained in Escrow and be applied to purchase the Non-Contingent Shares.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     2.1. Disclosure.
     (a) On or prior to April 6, 2010, the Company delivered to the Purchasers and Purchasers delivered to the Company a schedule (a “Disclosure Schedule”) setting forth disclosures either in response to an express disclosure requirement contained herein or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to any Purchaser, or to one or more covenants contained in Article III.
     (b) As used in this Agreement, any reference to any fact, change, circumstance or effect being “material” with respect to the Company means such fact, change, circumstance or effect is material in relation to the business, assets, results of operations or financial condition of the Company and the Company’s subsidiaries (“Company Subsidiaries”) taken as a whole. As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, (1) is material and adverse to the business, assets, results of operations, financial condition or prospects of the Company and the Company Subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to banks or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by Governmental Entities (as defined below), (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Purchasers, (D) changes, after the date hereof, in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing sales and pricing trends, (E) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes), (F) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, and (G) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (F), to the extent that the effects of such changes have a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated banks, savings associations or their holding companies generally.
     (c) “Previously Disclosed” with regard to (1) a party means information set forth on its Disclosure Schedule and (2) the Company means information publicly disclosed by the Company in (A) its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed by it with the Securities and Exchange Commission (“SEC”) (the “Company 10-K”), (B) its Preliminary Proxy Statement on Schedule 14A, as filed by it with the SEC on March 22, 2010, as the same may be amended to authorize additional shares of Common Stock and/or to approve the issuance of the Common Stock upon conversion of the Convertible Preferred Stock, (C) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2010 available prior to the date hereof or (D) the Form 13-D filed by CapGen and its affiliates on April 1, 2010.
     2.2. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:
     (a) Organization and Authority.
     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Florida, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”). The Company has furnished to Purchaser true, correct and complete copies of the Articles of Incorporation and bylaws as in effect on March 31, 2010.
     (2) Each Company Significant Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Material Adverse Effect, and has the corporate power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is being conducted. As used herein, (i) “Subsidiary” means, with respect to any person, corporation, partnership, joint venture, limited liability company or other entity (1) of which such person or a subsidiary of such person is a general partner or (2) at least a majority of the securities or other interests, which by their terms, have ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity is directly or indirectly owned by such person; (ii) “Company Subsidiary” means any Subsidiary of the Company; (iii) “Company Significant Subsidiary” means any Significant Subsidiary of the Company; and (iv) “Significant Subsidiary” means, with respect to any person, any Subsidiary that would constitute a “significant Subsidiary” of such person within the meaning of Rule 1-02 of Regulation S-X of the SEC. The Bank is duly organized and validly existing as a national banking association, and its deposit accounts are insured up to applicable limits by the FDIC.
          (b) Capitalization. The Company has the capitalization set forth on Schedule 2.2(b). All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote are issued and outstanding. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Except as Previously Disclosed, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company. Except as Previously Disclosed with respect to registration rights granted to CapGen and the U.S. Department of the Treasury and the registration rights granted under this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act. Other than repurchase agreements entered into in the ordinary course of the Bank’s business, there are no outstanding securities of the Company or which contain any provisions requiring the Company to redeem or repurchase such securities, and there are no contracts, commitments, understandings or arrangements by which the Company is bound to redeem a security of the Company.
          (c) Company Subsidiaries. Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 sets forth a list of the Company Subsidiaries, including the Company’s Significant Subsidiaries, which were required to be set forth by SEC rules in such exhibit. Except for the statutory trusts established by the Company and that have issued and outstanding trust preferred securities, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company Subsidiaries, free and clear of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind (“Liens”), and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock, any other equity security or any voting debt or any securities representing the right to purchase or otherwise receive any shares of capital stock, any other equity security or any voting debt of such Company Subsidiary.
     (d) Authorization.
     (1) The Company has the corporate power and authority to enter into this Agreement, the Escrow Agreement, the Registration Rights Agreement and to establish the Series B Preferred Stock and the Series C Preferred Stock and to enter into such other transaction documents, instruments and agreements as may be necessary and appropriate and to carry out its obligations hereunder and under such other transaction documents, instruments and agreements, subject, in the case of the conversion (the “Conversion”) of the Convertible Preferred Stock into Common Stock, to the prior approval of the Company’s stockholders of (i) the Conversion for purposes of Rule 5635 of the Nasdaq Stock Market Rules and (ii) the authorization of additional shares of Common Stock by amendment of the Company’s Articles of Incorporation to approve the increase in the number of authorized shares of Common Stock to permit the Conversion in full and for general corporate purposes (the “Stockholder Approvals”). The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Company’s board of directors (the “Board of Directors”), subject, with respect to the Conversion and the issuance of the Common Stock issuable upon Conversion, to the Stockholder Approvals. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). Other than the Stockholder Approvals with respect to the Conversion and the issuance of the Common Stock issuable upon Conversion, no other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.
     (2) Neither the execution and delivery by the Company of this Agreement, the Escrow Agreement, the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof (including the conversion provisions of the Convertible Preferred Stock), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions (i) of the Company’s Articles of Incorporation or bylaws or the articles of association, charter, bylaws or other governing instrument of any Company Significant Subsidiary, subject in the case of the authorization and issuance of the shares of Common Stock to be issued on conversion of the Convertible Preferred Stock to be purchased under this Agreement, to the receipt of the Stockholder Approvals or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Significant Subsidiary is a party or by which it may be bound, or to which the Company or any Company Significant Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in Section 2.2(e) and the Nasdaq Marketplace Rules, violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect. The issuance and sale of the shares of Convertible Preferred Stock hereunder does not contravene the rules and regulations of Nasdaq Global Select Market.
          (e) Governmental Consents. Other than the securities or blue sky laws of the various states and the authorization for listing on the Nasdaq Global Select Market of the shares of Common Stock into which the Convertible Preferred Stock is convertible, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any court, administrative agency or other governmental authority, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”), or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the sale of the Securities contemplated by this Agreement; provided, however, the FDIC has not approved the Company to make a Bid for the Acquisition of the Target Institution and no Governmental Entity has approved the Acquisition.
          (f) Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows, together with the notes thereto (collectively, the “Company Financial Statements”), included in any Company Report filed with the SEC after December 31, 2009 and prior to the date hereof, (1) has been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates set forth therein and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein, subject, in the case of any unaudited financial statements, to normal recurring year-end adjustments, which would not be material, individually or in the aggregate.
     (g) Reports.
     (1) Since December 31, 2008, the Company and each Company Subsidiary has filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. To the knowledge of the Company, as of the date hereof, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date hereof, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the SEC’s rules and regulations thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the SEC’s rules and regulations thereunder (the “Exchange Act”). With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates, as amended. Since January 1, 2009, the Company has timely filed all documents required to be filed with the SEC pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act or pursuant to the Securities Act.
     (2) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.2(g). Except as may have been Previously Disclosed, the Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
          (h) Properties and Leases. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from Liens that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them.
          (i) Taxes. (1) Each of the Company and the Company Subsidiaries has (x) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it and such Tax Returns are true and complete in all material respects and (y) paid in full all material Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns; (2) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of the Company Subsidiaries which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; (3) there are no material Liens for Taxes upon the assets of either the Company or the Company Subsidiaries, except for statutory Liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; and (4) none of the Company or any Company Subsidiary has engaged in any transaction that is a “listed transaction” for federal income tax purposes within the meaning of Treasury Regulations section 1.6011-4, which has not yet been the subject of an audit that has been completed and resolved. The issuance of the Convertible Preferred Stock purchased from the Company by all Purchasers pursuant to this Agreement will result in the Company undergoing an ownership change for purposes of Section 382 of the Code. For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest, penalties, addition to tax, or additional amount attributable thereto, any liability attributable to the foregoing as a transferee and any payments made or owing to any other person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing payment or otherwise (other than pursuant to commercial agreements or Benefit Plans). For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.
     (j) Absence of Certain Changes. Since December 31, 2009, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, other than seeking to participate in a bid to the FDIC for the Target Institution and the offer and potential sale and issuance of the Contingent Shares and the Non-Contingent Shares, (2) except for publicly disclosed ordinary dividends on the Common Stock and outstanding preferred stock of the Company, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests and (3) no event or events have occurred that has had or would reasonably be expected to have a Material Adverse Effect.
     (k) No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (1) liabilities that have been Previously Disclosed or have arisen since December 31, 2009 in the ordinary and usual course of business and consistent with past practice, (2) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements Previously Disclosed or not required by this Agreement to be so disclosed and (3) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.
     (l) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement under the Securities Act), that has caused or would cause the offering, issuance or sale of any of the Securities to the Purchasers pursuant to this Agreement to be subject to the registration requirements of the Securities Act. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.
     (m) Status of Securities. The shares of Convertible Preferred Stock (upon filing of the related Preferred Stock Articles of Amendment with the Florida Secretary) to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Convertible Preferred Stock will be validly issued, fully paid and nonassessable and will not subject the holders thereof to personal liability. The shares of Common Stock issuable upon the Conversion of the Convertible Preferred Stock, if any, will, upon receipt of the Stockholder Approvals and the filing of the Articles of Amendment to the Company’s Articles of Incorporation with the Florida Secretary to increase the number of shares of Common Stock authorized, have been duly authorized by all necessary corporate action and when so issued upon such conversion will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company.
     (n) Litigation and Other Proceedings. Except as Previously Disclosed, there is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary or to which any of their assets are subject, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect or as Previously Disclosed in the case of dividends and distributions on outstanding Company securities, there is no unresolved violation, or material criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any Company Subsidiaries.
     (o) Compliance with Laws.
     (1) The Company is a bank holding company registered under the BHC Act; the Company and each of its subsidiaries have conducted their businesses in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably be expected to have a Material Adverse Effect.
     (2) The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. The Company and each Company Subsidiary has complied in all respects and is not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not reasonably be expected to have a Material Adverse

Effect. Except for statutory or regulatory restrictions of general application or as Previously Disclosed, no Governmental Entity has placed any material restriction on the business or properties of the Company or any Company Subsidiary.
          (p) Labor. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any Company Subsidiary.
          (q) Company Benefit Plans.
          (1) Except as has not had or would not reasonably be expected to have a Material Adverse Effect or which have been Previously Disclosed, (A) with respect to each Benefit Plan, the Company and the Company Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan; and (B) each Benefit Plan has been administered in all material respects in accordance with its terms. “Benefit Plan” means any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, agreement or policy.
          (2) Except as has not had or would not reasonably be expected to have a Material Adverse Effect or which have been Previously Disclosed, and except for liabilities fully reserved for or identified in the Financial Statements, no claim has been made, or to the knowledge of the Company threatened, against the Company or any of the Company Subsidiaries related to the employment and compensation of employees or any Benefit Plan, including any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan.
          (r) Risk Management Instruments. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company or the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.
     (s) Agreements with Regulatory Agencies. Except as Previously Disclosed, neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since December 31, 2008 and until the date hereof by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Company and each Company Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.
     (t) Environmental Liability. Except as Previously Disclosed, there is no legal, administrative, arbitral or other proceeding, claim, action or notice of any nature seeking to impose, or that could result in the imposition of, on the Company or any Company Subsidiary, any liability or obligation of the Company or any Company Subsidiary with respect to any environmental health or safety matters or any private or governmental, health or safety investigations or remediation activities of any nature arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary the result of which has had or would reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation; and to the Company’s knowledge, neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any such environmental liability.

     (u) Knowledge as to Conditions. The sale of $250 million of capital securities of the Company has been requested by the FDIC as a condition to qualify the Bank as a bidder in the Acquisition of the Target Institution, and this amount will be required, among other things, for the Bank, if qualified by the FDIC, to complete the Acquisition.
     (v) Brokers and Finders. Except for Sandler O’Neill & Partners, L.P. (the “Placement Agent”), neither the Company nor any Company Subsidiary nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the sale of the Convertible Preferred Stock.
     (w) Money Laundering Laws. The operations of the Company and the Company Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Company Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (x) OFAC. Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Company Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (y) Listing. The Common Stock is listed on the Nasdaq Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the Nasdaq Global Select Market that it is contemplating terminating such registration or listing. The Company has not, in the 12 months preceding the date hereof, received written notice from the Nasdaq Global Select Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Global Select Market.

     (z) Transactions With Affiliates and Employees. Except as Previously Disclosed and other than the grant of stock options, restricted stock or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act since December 31, 2008.
     (aa) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (bb) Questionable Payments. Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s knowledge, employees, agents or other persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.
     (cc) Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its board of directors have taken all necessary action, if any is needed, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation which is applicable to any Purchaser solely as a result of the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities.
     (dd) No Manipulation. In the last thirty (30) days, the Company has not, and to the Company’s knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii) compensation paid to the

Placement Agent in connection with the placement of the shares of Convertible Preferred Stock.
     (ee) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
     (ff) Adequate Capitalization. As of December 31, 2009, the Company’s Subsidiary insured depository institutions meet or exceed the standards necessary to be considered “adequately capitalized” under FDIC Regulation §325.103.
     (gg) Assuming the accuracy of the other representations and warranties of each Purchaser and the performance of the covenants and agreements of each Purchaser contained herein, the Company and the Bank are not subject to, and do not expect that, as a result of the issuance of shares of Convertible Preferred Stock provided herein, will become subject to, the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions (August 26, 2009) (the “FDIC Policy Statement”).
     (hh) CapGen. CapGen, subject to the terms and conditions hereof and subject to the receipt of necessary regulatory approvals, has agreed with the Company to purchase Convertible Preferred Stock in satisfaction of the preemptive right previously granted to CapGen.
     2.3. Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that, with respect to such Purchaser:
     (a) Organization and Authority. Except as Previously Disclosed by a Purchaser or as set forth on such Purchaser’s signature page, Purchaser is a United States of America citizen, or is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization within the United States of America, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.
     (b) Authorization.
     (1) Purchaser has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by Purchaser’s board of directors, general partner or managing members, investment committee or other authorized persons, as the case may be (if such authorization is required), and no further approval or authorization by any of its partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
     (2) Neither the execution, delivery and performance by Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of (i) its certificate of limited partnership or partnership agreement or other organization or governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party or by which it may be bound, or to which Purchaser or any of the properties or assets of Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, and assuming the accuracy of the representations and warranties of the Company and the other Purchasers and the performance of the covenants and agreements of the Company and the other Purchasers contained herein, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Purchaser or any of its properties or assets except in the case of clauses (A)(ii) and (B), for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.
     (3) Assuming the accuracy of the other representations and warranties of the Company and the performance of the covenants and agreements of the Company contained herein, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for Purchaser to purchase the Securities to be acquired at the Closing pursuant to this Agreement.
     (4) Assuming the accuracy of the other representations and warranties of the Company and the other Purchasers, and the performance of the covenants and agreements of the Company contained herein, solely as a result of the Purchaser’s purchase of shares of Convertible Preferred Stock hereunder, the

Purchaser is not subject to the FDIC Policy Statement and has no reason to believe it will become subject to the FDIC Policy Statement or subject the Company or the Bank to the FDIC Policy Statement.
          (c) Purchase for Investment. Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. Purchaser (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) is an “accredited investor” as defined in SEC Rule 501 and/or a “qualified institutional buyer” under SEC Rule 144A, (4) has reviewed the risk factors included in the Company 10-K and in the offering materials, and (5) has such knowledge and experience in financial and business matters and in investments of this type, including knowledge of the Company, that it is capable of evaluating the merits and risks of the Company and of its investment in the Securities and of making an informed investment decision. Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an unregistered broker-dealer engaged in the business of being a broker-dealer.
          (d) Ownership. As of the date hereof, Purchaser and any of its Affiliates (other than (i) any portfolio company with respect to which Purchaser is not the party exercising control over investment decisions and (ii) if Purchaser is an Institutional Investor, its non-controlled Affiliates) are currently the owners of record or the Beneficial Owners of shares of Common Stock or securities convertible into or exchangeable for Common Stock in the amounts shown on Schedule A to Purchaser’s signature page hereto. For purposes of this Agreement, Purchaser shall be considered an “Institutional Investor” if (i) Purchaser is a registered investment company pursuant to the Investment Company Act of 1940, as amended, serves as a common investment advisor to multiple investment advisory accounts on behalf of which Securities are being purchased hereunder and which accounts are set forth on Schedule A to Purchaser’s signature page hereto or is one of multiple investment advisory accounts with a common investment advisor on behalf of which Securities are being purchased hereunder and which accounts are set forth on Schedule A to Purchaser’s signature page hereto and (ii) the Company has checked the appropriate box on Purchaser’s signature page hereto indicating that Purchaser is an “Institutional Investor” for purposes of this Agreement.
          (e) Review of Information and Consultation with Advisors. Purchaser has, either alone or through its representatives:
          (1) consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary;
          (2) had a reasonable opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the officers and representatives of the Company and the Bank concerning the Company’s and the Bank’s financial condition and results of operations, the business plan for the Company and the Bank, all employment agreements and benefit plans and other contractual arrangements among the Company, the Bank and their respective management teams, the terms and conditions of the private placement of the Securities, the Acquisition and any additional relevant information that the Company possesses, and any such questions have been answered to its satisfaction;
     (3) had the opportunity to review and evaluate the following in connection with its investment decision with respect to the Securities: (A) all publicly available records and filings concerning the Company and the Bank, including the Company 10-K, as well as all other documents, records, filings, reports, agreements and other materials provided by the Company regarding its and the Bank’s business, operations and financial condition sufficient to enable it to evaluate its investment; (B) the investor presentation materials (as supplemented from time to time) including Risk Factors, Term Sheet, Capital Offering — Select Q&A (collectively, the “Offering Materials”) that summarizes this offering of Securities and the Acquisition; (C) the publicly available records and filings concerning the Target Institution and is generally familiar with the FDIC’s form of purchase and assumption transactions similar to the Acquisition (the “P&A Agreements”); and (D) this Agreement, the Preferred Stock Articles of Amendment attached as Exhibit A hereto, the Registration Rights Agreement attached as Exhibit B hereto, the Escrow Agreement attached as Exhibit C hereto, and all other exhibits, schedules and appendices attached hereto and thereto and incorporated by reference in any of the foregoing (collectively, the “Private Placement Documents”); and
     (4) made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other Person, including, without limitation, the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors or representatives, if any, shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. Purchaser understands that its investment in the Securities involves a high degree of risk and it is able to afford a complete loss of such investment.
     (f) No Reliance. Purchaser acknowledges that the information in the Offering Materials is as of the date thereof and may not contain all of the terms and conditions of the offering and sale of the Securities and the Acquisition, and understands and acknowledges that it is Purchaser’s responsibility to, and it has conducted its own independent investigation and evaluation of the Company and its Significant Subsidiaries, the Target Institution and the Acquisition, including without limitation, (i) the planned future operations of the Company after completion of the Acquisition, if applicable, and (ii) the Company’s existing management team and the proposed new members of management that will operate and manage the Company following the completion of the Acquisition. Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement and the other Private Placement Documents. Furthermore, Purchaser acknowledges that: (A) the Placement Agent has not performed any due diligence review on behalf of Purchaser; (B) nothing in this Agreement or any other materials presented by or on behalf of the Company to Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice and such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities; and (C) Purchaser received or had access to all of the information Purchaser deemed necessary in order to make its decision to invest in the Securities. Purchaser acknowledges and understands that there is no representation or warranty being made to Purchaser as to the suitability or sufficiency of information provided by the FDIC regarding the Target Institution or the assets and liabilities of the Target Institution to be acquired in the Acquisition, to the extent that any such information is made available. The Placement Agent and its affiliates (and their respective officers, directors, employees, agents, advisors, attorneys and consultants), are third-party beneficiaries to this Section 2.3(f). For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or similar entity and a government or any department or agency thereof.
     (g) Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.
     (h) Knowledge as to Conditions. Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.
     (i) Brokers and Finders. Neither Purchaser nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Purchaser, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees the Company would be required to pay.
     (j) No General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the

Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
     (k) No Governmental Review; Securities Are Not Deposits and Are Not Insured. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. PURCHASER UNDERSTANDS AND AGREES THAT THE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FDIC, INCLUDING THE FDIC’S DEPOSIT INSURANCE FUND, OR ANY OTHER GOVERNMENTAL AGENCY, AND THAT THE SECURITIES ARE SUBJECT TO RISK OF LOSS.
     (l) Investment Risk. Purchaser understands that (i) its investment in the Securities involves a high degree of risk, (ii) no representation is being made as to the business or prospects of the Company or the Bank after completion of the Acquisition or the future value of the Securities, and (iii) no representation is being made as to any projections or estimates delivered to or made available to Purchaser (or any of its affiliates or representatives) of the Company’s or the Bank’s future assets, liabilities, stockholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom.
     (m) Residency. Purchaser has, if an entity, its principal place of business or, if an individual, its primary residence, in the jurisdiction in the United States indicated below Purchaser’s name on the signature pages hereto, except as indicated on such signature page.
ARTICLE III
COVENANTS
     3.1. Filings; Other Actions.
     (a) Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to provide all necessary and customary information and data, to prepare and file all necessary and customary documentation, to provide evidence of non-control of the Company and the Bank, including executing and delivering to the applicable Governmental Entities passivity and disassociation commitments and commitments not to act in concert with respect to the Company or the Bank (the “Commitments”) in the forms customary for transactions similar to the transaction contemplated hereby, and to effect all necessary and customary applications, notices, petitions, filings and other documents, and to obtain all necessary and customary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, in each case, (i) necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement, including the Agreements attached as Exhibits hereto and (ii) with respect to each Purchaser, to the extent typically provided by such Purchaser to such third parties or Governmental Entities, as applicable, under such Purchaser’s policies consistently applied and subject to such confidentiality requests as such Purchaser may reasonably seek. Notwithstanding the immediately preceding sentence, the Purchaser shall not be required to provide information on its investors solely in their capacities as limited partners or other similar passive equity investors, and shall be entitled to request confidential treatment from any Governmental Entity and not disclose to the Company any information that is confidential and proprietary to the Purchaser. Each party shall execute and deliver both before and after the Closing such further certificates, agreements, documents and other instruments and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 3.1(a). Each Purchaser and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement; provided, however, that (i) no Purchaser shall have the right to review any such information relating to another Purchaser and (ii) a Purchaser shall not be required to disclose to the Company any information that is confidential and proprietary to such Purchaser. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable in light of the currently anticipated date for bidding on the Target Institution of April 8, 2010. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1(a). Each Purchaser shall promptly furnish the Company, and the Company shall promptly furnish each Purchaser, to the extent permitted by applicable law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.
     (b) The Company shall call a meeting of its stockholders, to be held as promptly as practicable following the Closing, and in no event later than 75 days after the Closing, to seek the Stockholder Approvals proposals to (1) approve the Conversion of the Convertible Preferred Stock and the related issuance of Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules and (2) to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock to permit the Conversion in full and provide available authorized but unissued shares for general corporate purposes. The Board of Directors of the Company shall recommend approval of such proposals. In connection with such meeting, the Company shall promptly prepare (and each Purchaser will reasonably cooperate with the Company to prepare) and file (but in no event more than twenty business days after the Closing Date) with the SEC a preliminary proxy statement or an amended preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders not more than five business days after clearance thereof by the SEC, and shall use its reasonable best efforts to solicit proxies for such stockholder approval. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each Purchaser and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. In the event that the Stockholder Approvals are not obtained at such stockholders’ meeting, the Company shall include proposals to approve (and the Board of Directors shall unanimously recommend approval of) such Stockholder Approvals proposals at a meeting of its stockholders no less than once in each subsequent three-month period beginning on the date of such stockholders meeting until such approval is obtained. The Preferred Stock Articles of Amendment contain a reduction in the Conversion Price, as defined therein, for failure to obtain the Stockholder Approvals timely pursuant to this Section 3.1 and the Preferred Stock Articles of Amendment.
     (c) Each Purchaser, on the one hand, agrees to furnish the Company, and the Company, on the other hand, agrees, upon request, to furnish to each Purchaser, all information concerning itself, its Affiliates, directors, officers, partners and stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with any such stockholders’ meeting at which the Stockholder Approvals are sought.
     3.2. Access, Information and Confidentiality.
     (a) Each Purchaser confirms that it is aware that United States securities laws may prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities. After the Closing, the Company will not intentionally provide Purchaser with material non-public information without Purchaser’s prior consent. The Parties hereby reaffirm their existing Confidentiality Agreement, which shall continue in full force and effect. To the extent holders of more than 5% of the Company’s outstanding Common Stock desire additional information about the Company following the Closing Date and execute and deliver confidentiality agreements that provide, among other things, for compliance with the securities laws, the Company will discuss non-public information regarding the Company with such Persons.

     (b) Each party hereto will hold, and will cause its respective Affiliates and its and their respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by such party), and Purchaser shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors.
     (c) Except as may have otherwise been previously agreed with the Company, Purchasers may, as permitted by the Commitments and applicable laws, rules and regulations, talk with other Purchasers regarding the Company, but in no event shall the Purchasers act in concert inconsistent with the BHC Act, the CIBC Act or the policy statements of any Governmental Entity asserting jurisdiction over the Company, the Bank or any Purchaser, or where such activity would reasonably be likely to limit the Company’s or the Bank’s activities, including any opportunities to bid on failed FDIC insured institutions or other assets or liabilities.
     3.3. Waiver of Change-of-Control Rights. The Company shall use its reasonable best efforts to promptly obtain waivers of all Employee Change-of-Control Rights. For purposes of this Section 3.3, “Employee Change-of-Control Rights” means any right of a director, officer or employee of the Company that arises, vests, accelerates or becomes exercisable (in each case, by contract or otherwise) as a result of the purchase of securities from the Company by any Purchaser pursuant to this Agreement.
ARTICLE IV
ADDITIONAL AGREEMENTS
     4.1. Transfer Restrictions.
     (a) Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.
     (b) Hedging. Each Purchaser covenants that it will not knowingly make any sale, transfer, or other disposition of any Securities, or engage in hedging transactions with respect to such Securities, in violation of the Securities Act (including Regulation S) or the Exchange Act.
     4.2. Legend. (a) Each Purchaser agrees that all certificates or other instruments, if any, representing the Securities subject to this Agreement will bear a legend and with respect to Securities held in book-entry form, the Transfer Agent will record a legend on the share register substantially to the following effect:
THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.
THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE CORPORATION WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE CORPORATION OR THE TRANSFER AGENT.
THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, EFFECTIVE AS OF THE EFFECTIVENESS DATE THEREOF,

COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AT THE CORPORATION’S PRINCIPAL EXECUTIVE OFFICES.
     (b) The restrictive legend set forth in Section 4.2(a) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the registration statement registering such Securities for resale or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1, (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.2(b). Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.
     (c) Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Except as otherwise provided below, while the above-referenced registration statement remains effective, each Purchaser hereunder may sell the Securities in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Securities are sold pursuant to Rule 144. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Securities is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Securities until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.
     4.3. Reservation for Issuance. The Company will seek authorization in the Stockholder Approval of additional shares of Common Stock and will reserve from such newly authorized shares of Common Stock, that number of shares of Common Stock sufficient for issuance upon exercise or conversion of all outstanding shares of Convertible Preferred Stock, and such other shares of Common Stock the Company believes it may need if available for general corporate purposes.
     4.4. [Reserved]
     4.5. Indemnity.
     (a) The Company agrees, subject to applicable law, to indemnify and hold harmless each Purchaser and its Affiliates and each of their respective officers, directors, partners, members, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), and each person who controls each Purchaser within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement or (2) the Company’s breach of agreements or covenants made by the Company in this Agreement (other than any Losses attributable to any breach of this Agreement by Purchaser) or (3) any action, suit, claim, proceeding or investigation by any Governmental Entity, stockholder of the Company or any other person (other than the Company) relating to this Agreement or the transactions contemplated hereby (other than any Losses attributable to the acts, errors or omissions on the part of Purchaser, but not including the transactions contemplated hereby, and any Losses for which each Purchaser is obligated under Section 4.5(b)).
     (b) [Reserved]
     (c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this

Section 4.5 unless and only to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail each such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises the Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case, the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making persons available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent, unless the Indemnifying Party is unconditionally and irrevocably released from all such claims, actions, suits and proceedings and Losses; provided that the Indemnifying Party shall not unreasonably withhold or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding and does not involve any prospective relief against such Indemnified Party.
     (d) The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.5(a)(1), (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim (including a series of related claims) are less than $250,000 (Losses less than such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to 4.5(a)(1) exceed $1,000,000 (the “Threshold Amount”), in which event the Company shall be responsible for all Losses including those below the Threshold Amount. The cumulative indemnification obligation of the Company to any Purchaser and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) such Purchaser for inaccuracies in or breaches of representations and warranties, shall in no event exceed the Purchase Price attributable to such Purchaser plus an amount attributable to the out-of-pocket cost of litigation, if any, reasonably incurred by such Purchaser and Indemnified Parties, including the reasonable fees and expenses of one counsel who shall represent both such Purchaser and such Indemnified Parties.
     (e) Any claim for indemnification pursuant to this Section 4.5 for breach of any representation or warranty can only be brought on or prior to the second anniversary of the Closing Date; provided that if notice of a claim for indemnification pursuant to this Section 4.5 for breach of any representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.
     (f) No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.
     (g) No investigation of the Company by a Purchaser, or by the Company of a Purchaser, whether prior to or after the date hereof, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.
     (h) Any indemnification payments pursuant to this Section 4.5 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.
     4.6. Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock reserved for issuance pursuant to the conversion of the Convertible Preferred Stock to be approved for listing on the Nasdaq Global Select Market, including by submitting prior to the Closing supplemental listing materials with the Nasdaq Global Select Market with respect to the shares of Common Stock reserved for issuance pursuant to the conversion of the Convertible Preferred Stock, subject to official notice of issuance, and upon receipt of the Stockholder Approvals, as promptly as practicable, and in any event before the Closing if permitted by the rules of the Nasdaq Global Select Market.
     4.7. Tax Treatment of Convertible Preferred Stock. The Company covenants not to treat the Convertible Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), except as otherwise required by applicable law.
ARTICLE V
CONDITIONS TO CLOSING; TERMINATION
     5.1. Conditions to Each Purchaser’s Obligations. The obligations of each Purchaser to purchase and pay for the Securities to be purchased by such Purchaser are subject to the satisfaction or waiver by such Purchaser, on or before such Closing Date, of the following conditions:
     (a) The representations and warranties contained in Section 2.2 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent such representations and warranties expressly relate to any earlier date (in which case such representations and warranties shall be accurate on and as of such date), and an authorized officer of the Company shall have certified such compliance to the Purchasers in writing on behalf of the Company.
     (b) The Company shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and an authorized officer of the Company shall have certified such compliance to the Purchasers in writing on behalf of the Company.
     (c) The Company shall have executed and delivered, effective as of the Closing, the Escrow Agreement and the Registration Rights Agreement in the forms attached as Exhibit B and Exhibit C, respectively.
     (d) The Purchaser shall have received an opinion of counsel, dated as of the Closing Date and addressed to the Purchaser, in such form and substance as are customary for transactions of this type.
     (e) The Purchaser shall have received the shares of Convertible Preferred Stock being purchased at the Closing, and otherwise shall have received evidence from the Transfer Agent that it had been directed to issue and deliver shares to the Purchasers.
     (f) Each Purchaser shall not have been made subject to the FDIC Policy Statement solely as a result of its purchase of shares of Convertible Preferred Stock hereunder.
     (g) With respect to the purchase of the Contingent Shares, the Bank shall have been named by the FDIC as the winning bidder for the Acquisition of the Target Institution, and the conditions to the release of the aggregate Purchase Price to the Company from Escrow pursuant to the Escrow Agreement shall have been satisfied.
     (h) With respect to a purchase of only the Non-Contingent Shares, the Company shall notify the Escrow Agent and the respective Purchasers of the number of Non-Contingent Shares allocated to them and the conditions to the release of the Purchase Price for the Non-Contingent Shares from Escrow pursuant to the Escrow Agreement or otherwise shall have been satisfied. This notice shall be given within five (5) business days of the occurrence of the: (i) receipt of written notice from the FDIC that the Bidder will not be permitted as a final matter to enter a Bid (“Notice of Non-Qualification”), (ii) receipt of a notice that the Bidder is not named by the FDIC as the winning bidder for the Target Institution’s Assets and Liabilities (a “Notice of

Higher Bid”), (iii) the Company or the Bank determines not to submit a Bid or failed to submit a Bid, (iv) receipt of a Delay Notice or (v) failure of the Acquisition to close by April 30, 2010.
     (i) The Company shall have received subscriptions to shares of Convertible Preferred Stock aggregating $250 million.
     (j) The purchase of such Securities shall not (i) cause Purchaser or any of its affiliates to violate any bank regulation, (ii) except in the case of CapGen, require such Purchaser or any of its affiliates to file a prior notice with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or its delegee under the CIBC Act or the BHC Act or obtain the prior approval of any bank regulator or (iii) except in the case of CapGen, cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser) would represent 10.0% or more of the voting securities of the Company outstanding at such time.
     (k) The Company shall not have been notified by the FDIC that the Company is subject to the FDIC Policy Statement with respect to the Acquisition of the Target Institution and that, as a result, the Purchaser will become subject to the FDIC Policy Statement solely as a result of the purchase of the shares of Convertible Preferred Stock hereunder, assuming the accuracy of the Purchaser’s representation, warranties and covenants.
     5.2. Conditions to Company’s Obligations. The obligations of the Company to issue and sell the Securities to each individual Purchaser and to perform its obligations under this Agreement with respect to such Purchaser are subject to the satisfaction by such Purchaser, on or before such Closing Date, of the following conditions:
     (a) The representations and warranties contained in Section 2.3 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent such representations and warranties expressly relate to any earlier date (in which case such representations and warranties shall be accurate on and as of such date), and an authorized officer of such Purchaser shall have certified such compliance to the Company in writing on behalf of such Purchaser.
     (b) Such Purchaser shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and an authorized officer of such Purchaser shall have certified such compliance to the Company in writing on behalf of such Purchaser.
     (c) With respect to the purchase of the Contingent Shares, the Bank shall have been named by the FDIC as the winning bidder for the Acquisition of the Target

Institution, and the conditions to the release of the aggregate Purchase Price to the Company from Escrow pursuant to the Escrow Agreement shall have been satisfied.
     (d) With respect to a purchase of only the Non-Contingent Shares, the Company shall notify the Escrow Agent and the respective Purchasers of the number of Non-Contingent Shares allocated to them and the conditions to the release of the Purchase Price for the Non-Contingent Shares from Escrow pursuant to the Escrow Agreement or otherwise shall have been satisfied. This notice shall be given within five (5) business days of the occurrence of the: (i) receipt of a Notice of Non-Qualification, (ii) receipt of a Notice of Higher Bid, (iii) the Company or the Bank determines not to submit a Bid or failed to submit a Bid, (iv) receipt of a Delay Notice or (v) failure of the Acquisition to close by April 30, 2010.
     (e) The Company shall not have been notified by the FDIC that the Company is subject to the FDIC Policy Statement with respect to the Acquisition of the Target Institution and that, as a result, any Purchaser hereunder will become subject to the FDIC Policy Statement solely as a result of the purchase of the shares of Convertible Preferred Stock hereunder, assuming the accuracy of each Purchaser’s representation, warranties and covenants.
     5.3. Release of Escrow Funds. Upon the occurrence of the events specified in Section 5(b) of the Escrow Agreement, all monies held by the Escrow Agent pursuant to the Escrow Agreement other than the Purchase Price for the Non-Contingent Shares shall be released and returned to the respective Purchasers as provided in the Escrow Agreement. The Escrow Funds representing the Purchase Price for the Non-Contingent Shares shall be released as provided in the Escrow Agreement.
     5.4. Termination. The Company and each Purchaser’s obligations under this agreement may be terminated by the mutual written consent in writing of such Purchaser and the Company.
     5.5. Rescission. In the event that, following the Closing of the Contingent Shares, the Acquisition is not consummated on the Closing Date, then the issuance of such Contingent Shares shall be void ab initio, and the Company shall promptly notify and return the Purchase Price paid for such Contingent Shares to the respective Purchasers of such Contingent Shares as specified on each such Purchaser’s signature page hereto. Promptly following such actions specified in the first sentence of this Section, the Company shall provide written notice to the Transfer Agent that such purchase is void and of no effect and that the share issuance instructions with respect to the Purchasers of the Contingent Purchasers shall be null and void, unless any Purchaser received certificates, in which case such Purchaser shall return to the Company for cancellation the certificates for its Contingent Shares concurrently with the Company returning promptly to such Purchaser its Purchase Price with respect to the Contingent Shares by wire transfer of immediately available funds to a bank account designated by such Purchaser. This Section 5.5 shall not affect the parties’ obligations to pay for and issue Non-Contingent Shares.

ARTICLE VI
MISCELLANEOUS
     6.1. Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for two years following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the second anniversary of the Closing Date) and thereafter shall expire and have no further force and effect. Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date.
     6.2. Expenses. Each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; except as may be concurrently or subsequently agreed in writing between the Company and any Purchaser.
     6.3. Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     6.4. Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or electronic transmission and such facsimiles or electronic transmissions will be deemed as sufficient as if actual signature pages had been delivered.
     6.5. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
     6.6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     6.7. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt,

(b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
(a) If to Purchaser to it at:
As set forth on such Purchaser’s signature page hereto.
(b) If to the Company:
Dennis S. Hudson, III
Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
with a copy to (which copy alone shall not constitute notice):
Ralph F. MacDonald III
Jones Day
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309
The Company shall notify the Purchasers and the Escrow Agent promptly upon receipt of a Notice of Non-Qualification, Notice of Higher Bid, a Winning Bid Notice, a Delay Notice, the Bank’s or the Company’s determination not to submit or failure to submit a Bid for the Target Institution or the failure to have a Closing Date on or before April 30, 2010 under Section 5 of the Escrow Agreement, and the Company’s determination of the allocation of the Non-Contingent Shares, as such terms are defined in the Escrow Agreement and as provided in the Escrow Agreement. With respect to a purchase of only the Non-Contingent Shares, the Company shall notify the Escrow Agent and the respective Purchasers of the number of Non-Contingent Shares allocated to them and the conditions to the release of the Purchase Price for the Non-Contingent Shares from Escrow pursuant to the Escrow Agreement shall have been satisfied. This notice shall be given within five (5) business days of the occurrence of the: (i) receipt of a Notice of Non-Qualification, (ii) receipt of a Notice of Higher Bid, (iii) the Company’s or Bank’s determination not to submit or failure to submit a Bid, (iv) receipt of a Delay Notice or (v) the failure of the Acquisition to close by April 30, 2010.
     6.8. Entire Agreement, Etc. (a) This Agreement (including the Exhibits and Disclosure Schedules hereto), the Escrow Agreement, the Registration Rights Agreement and, with respect to a particular Purchaser and the Company, each Non-Disclosure Agreement to which the Company and such Purchaser is a party and any other agreement entered into between any Purchaser and the Company in connection herewith, collectively constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that a Purchaser may assign its rights and obligations under this Agreement to any Affiliate or Person that shares a common discretionary investment adviser, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Purchaser”); provided, further, that no such assignment shall relieve such Purchaser of its obligations hereunder. By executing this Agreement, each Purchaser (other than a Section 1.2(c) Purchaser or a Section 1.2(d) Purchaser if such Purchaser wires funds directly to the Company pursuant to Section 1.2(d)) hereby consents to and agrees to be bound by the Escrow Agreement.
     6.9. Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:
     (a) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;
     (b) the word “or” is not exclusive;
     (c) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;
     (d) and the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;
     (e) “business day” means any day that is not Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed in the States of Florida and New York;
     (f) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and

     (g) to the “knowledge of the Company” or “Company’s knowledge” means the actual knowledge of the Company’s executive officers.
     6.10. Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.
     6.11. Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
     6.12. No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit, right or remedies, whether as third party beneficiaries or otherwise, except (i) as set forth in Section 2.3(f) and (ii) that the provisions of Section 4.5 shall inure to the benefit of the Persons who are Indemnified Parties.
     6.13. Time of the Essence. Time is of the essence in the performance of each and every term of this Agreement.
     6.14. Effectiveness. This Agreement shall be effective upon the execution of this Agreement by the parties hereto.
     6.15. Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser will make any such news release or public disclosure without first notifying the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed), provided that nothing in this Section 6.15 shall prevent the Company from making timely disclosures under the Securities Act, the Exchange Act and NASDAQ rules and provided further that parties hereto acknowledge that CapGen will file an amendment to its report on Schedule 13D, filed with the SEC on April 1, 2010, as required by the Exchange Act rules, disclosing the terms of the transactions contemplated by this Agreement. The Company will not publicly disclose the name of any Purchaser or its investment advisor, except to the extent required by applicable law or authorized in writing by such Purchaser, and shall make such disclosures to all applicable Governmental Authorities and NASDAQ. The Company and each Purchaser agree that within one business day following the Acquisition (or the Closing Date if only Non-Contingent Shares are purchased), the Company shall publicly disclose the transactions contemplated by this Agreement. From and after such disclosure, no Purchaser shall be in possession of any material, non-public information received from the Company in connection with the Bid or the Acquisition or the purchase of the Convertible Preferred Securities. On or before 9:00 am (New York City time) on the second business day immediately following the Acquisition (or the Closing Date if only Non-Contingent Shares are purchased), the Company will file a Current Report on Form 8-K with the SEC describing the Acquisition, if applicable, and the terms of this Agreement.
     6.16. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.
     6.17. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser under this Agreement, and no Purchaser shall be responsible in any way for the performance of the obligations of any such other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute Purchaser and any of the other Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Purchaser and any of the other Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
     6.18. Survival. The representations and warranties, and the covenants and agreements to be performed after the Closing Date shall survive the issuance of, and the payment for, the shares of Convertible Preferred Stock.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of this 8th day of April, 2010.

COMPANY: Seacoast Banking Corporation of Florida
By:	/s/ Dennis S. Hudson, III
	Name:	Dennis S. Hudson, III
	Title:	Chairman & Chief Executive Officer

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Partnership
Tax ID Number of Purchaser: 27 1384636
Name under which Securities to be registered (including nominee name, if applicable): CapGen Capital Group III LP
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 6,000,000
Notice Information:
Street Address: 280 Park Ave 40th Floor West
Attention: John Caughey, Chief Financial Officer
Fax: 212-542-6879
Email: jcaughey@capgen.com
Telephone: 212-542-6868
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name: CapGen Capital Group III LP
Account No: 1501231831
ABA Routing/Transit No: 026013576
Bank Name: Signature Bank
Contingent Shares: $35,968,000
Non-Contingent Shares: $14,032,000

PURCHASER: [Name]
By:	/s/ John P. Sullivan
	Name:	John P. Sullivan
	Title:	Managing Director

By:	N/A
Name:
Title:
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 14088
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Delaware Limited Partnership
Tax ID Number of Purchaser: 26-3555636
Name under which Securities to be registered (including nominee name, if applicable): Alden Global Distressed Opportunities Fund, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser Zero

Notice Information:	Alden Global Distressed Opportunities Fund, L.P.
c/o Alden Global Capital
Street Address:	885 Third Avenue, 34th Floor
New York, NY 10022
Attention:	General Counsel
Fax:	212.702.0145
Email:	jplohg@aldenglobal.com
Telephone:	212.888.5500
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”: N/A
Wire Instructions for Each Purchaser’s Account
Account Name: Alden Global Distressed Opportunities Fund, L.P.
Account No: 2000037643470
ABA Routing/Transit No: 031 201 467
Bank Name: Wachovia Bank, N.A.
Contingent Shares: $9,797,550
Non-Contingent Shares: $6,630,850

PURCHASER: ALDEN GLOBAL DISTRESSED OPPORTUNITIES FUND, L.P. By: Alden Global Distressed Opportunities Fund GP, LLC, its general partner
By:	/s/ Jim Plohg
	Name:	Jim Plohg
	Title:	General Counsel & CCO

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 6630
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: BANC FUND VI L.P.
Tax ID Number of Purchaser: 74-3046824
Name under which Securities to be registered (including nominee name, if applicable): BANC FUND VI L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 416,100
Notice Information: BANC FUND VI L.P.
Street Address: 20 North Wacker Drive, Suite 3300
Chicago, Illinois 60606
Attention: T. Murphy
Facsimile: 312-855-6610
Email Address: tmurpy@bancfund.com
Telephone: 312-855-4067
Wire Instructions for Each Purchaser’s Account
ULTIMATE BENEFICIARY Account Name: BANC FUND VI L.P.
ULTIMATE BENEFICIARY Account No: P64885
ABA Routing/Transit No: 021000021
Beneficiary Account No.: Bank Name: 9009000127
Beneficiary Account Name: PTFS
Bank Name: JPMORGAN CHASE BANK

PURCHASER:

BANC FUND VI L.P.
By:	MidBanc VI L.P.
an Illinois limited partnership,
Its General Partner
By:	THE BANC FUNDS COMPANY, L.L.C.
an Illinois limited liability company,
Its General Partner

By:	/s/ Charles J. Moore

Charles J. Moore, Member
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 1099
Price per Share of Convertible Preferred Stock purchased: $
Total Purchase Price: $
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: BANC FUND VII L.P.
Tax ID Number of Purchaser: 20-1818049
Name under which Securities to be registered (including nominee name, if applicable): BANC FUND VII L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 616,500
Notice Information: BANC FUND VII L.P.
Street Address: 20 North Wacker Drive, Suite 3300
Chicago, Illinois 60606
Attention: T. Murphy
Fax: 312-855-6610
Email: tmurpy@bancfund.com
Telephone: 312-855-4067
Wire Instructions for Each Purchaser’s Account
ULTIMATE BENEFICIARY Account Name: BANC FUND VII L.P.
ULTIMATE BENEFICIARY Account No: P64886
ABA Routing/Transit No: 021000021
Beneficiary Account No.: Bank Name: 9009000127
Beneficiary Account Name: PTFS
Bank Name: JPMORGAN CHASE BANK

PURCHASER:

BANC FUND VII L.P.
By:	MidBanc VII L.P.
an Illinois limited partnership,
Its General Partner
By:	THE BANC FUNDS COMPANY, L.L.C.
an Illinois limited liability company,
Its General Partner

By:	/s/ Charles J. Moore

Charles J. Moore, Member
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 699
Price per Share of Convertible Preferred Stock purchased: $
Total Purchase Price: $
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: BANC FUND VIII L.P.
Tax ID Number of Purchaser: 26-2334080
Name under which Securities to be registered (including nominee name, if applicable): BANC FUND VIII L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 485,800
Notice Information: BANC FUND VIII L.P.
Street Address: 20 North Wacker Drive, Suite 3300
Chicago, Illinois 60606
Attention: T. Murphy
Fax: 312-855-6610
Email: tmurpy@bancfund.com
Telephone: 312-855-4067
Wire Instructions for Each Purchaser’s Account
ULTIMATE BENEFICIARY Account Name: BANC FUND VIII L.P.
ULTIMATE BENEFICIARY Account No: P73407
ABA Routing/Transit No: 021000021
Beneficiary Account No.: Bank Name: 9009000127
Beneficiary Account Name: PTFS
Bank Name: JPMORGAN CHASE BANK

PURCHASER:

BANC FUND VIII L.P.
By:	MidBanc VIII L.P.
an Illinois limited partnership,
Its General Partner
By:	THE BANC FUNDS COMPANY, L.L.C.
an Illinois limited liability company,
Its General Partner

By:	/s/ Charles J. Moore

Charles J. Moore, Member
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 1200
Price per Share of Convertible Preferred Stock purchased: $
Total Purchase Price: $
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Cayman Island Corporation
Tax ID Number of Purchaser: N/A
Name under which Securities to be registered (including nominee name, if applicable): Basswood Opportunity Fund, Inc.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser -0 -
Notice Information: Basswood Opportunity Fund, Inc.
Street Address: 645 Madison Avenue, 10th Fl.
Attention: Marc Samit
Fax: 212-521-9503
Email: marc@basswoodpartners.com
Telephone: 212-521-9500
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name: Basswood Opportunity Fund, Inc.
Account No: 816632681
ABA Routing/Transit No: 021-000-021
Bank Name: JPMorgan Chase

PURCHASER: [Name]
By:	/s/ Matthew Lindenbaum
	Name:	Matthew Lindenbaum
	Title:	Director of Basswood Opportunity Fund, Inc.

By:
Name:
Title:

*	Produced by Investor

Total Purchase Price = $1,389,000
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 1388
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: DE Limited Partnership
Tax ID Number of Purchaser: 22-3224281
Name under which Securities to be registered (including nominee name, if applicable): Basswood Opportunity Partners LP
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 50,760 Long & 50,760 short
Notice Information: Basswood Opportunity Partners, LP
Street Address: 645 Madison Avenue, 10th Floor, New York, New York 10022
Attention: Marc Samit
Fax: 212-521-9503
Email: marc@basswoodpartners.com
Telephone: 212-521-9500
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name: Basswood Opportunity Partners, LP
Account No: 816632301
ABA Routing/Transit No: 021-000-021
Bank Name: JPMorgan Chase

PURCHASER:

[Name]

By:	/s/ Matthew Lindenbaum

Name: Matthew Lindenbaum
Title: Managing Member
Basswood Capital Management, LLC
c/o Basswood Opportunity Partners, LP

By:

Name:
Title:

*	Produced By Investor

Total Purchase Price = $4,127,000
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 4126
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Limited Partnership/Bermuda
Tax ID Number of Purchaser: 98-0218500
Name under which Securities to be registered (including nominee name, if applicable): See attached spreadsheet
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 59,950
Notice Information: c/o Wellington Management Company, LLP
Street Address: 75 State Street; Boston, MA 02109
Attention: Legal and Compliance – Steven M. Hoffman
Fax: 617-289-5699
Email: seelaw@wellington.com
Telephone: 617-790-7429/617-790-7770
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:
Contingent Shares: $
Non-Contingent Shares: $                                     See attached.

PURCHASER:

Bay Pond Investors (Bermuda) L.P.

By: Wellington Management Company, LLP, as its investment adviser

By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman
Title: Vice President & Counsel

By:

Name:
Title:
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 2075
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Limited Partnership/Delaware
Tax ID Number of Purchaser: 04-3217743
Name under which Securities to be registered (including nominee name, if applicable): See attached spreadsheet
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 184,361
Notice Information: c/o Wellington Management Company, LLP
Street Address: 75 State Street; Boston, MA 02109
Attention: Legal and Compliance – Steven M. Hoffman
Fax: 617-289-5699
Email: seelaw@wellington.com
Telephone: 617-790-7429/617-790-7770
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:
Contingent Shares: $
Non-Contingent Shares: $                                     See attached.

PURCHASER:

Bay Pond Partners, L.P.

By: Wellington Management Company, LLP, as its investment adviser

By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman
Title: Vice President & Counsel

By:

Name:
Title:
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 4367
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Limited Partnership DE
Tax ID Number of Purchaser: 22-2955442
Name under which Securities to be registered (including nominee name, if applicable): Boulderwood Co LP
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 100000
Notice Information: Boulderwood Co LP
Street Address: c/o Morgan Stanley Prime Brokerage
Attention: Amrisha Soans, 4th Floor, 1221 Avenue of the Americas, New York, NY 10020
Fax:
Email: RHTHB123@yahoo.com
Telephone: 908-419-3639
Wire Instructions for Each Purchaser’s Account
Account Name: m/c Morgan Stanley Co. Inc. NY
Account No: 38-890774
Sudak Boulderwood Co. LP; Inc A/C # 038-22806
ABA Routing/Transit No: 021000089
Bank Name: Citibank NA NY

PURCHASER: Boulderwood Co. LP
By:	/s/ Richard A. Honstmann
	Name:	Richard A. Honstmann
	Title:	GP

By:
Name:
Title:
Purchase Amount = $1,000,00000
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 499
Price per Share of Convertible Preferred Stock purchased: $
Total Purchase Price: $
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Maryland
Tax ID Number of Purchaser: 52-1989143
Name under which Securities to be registered (including nominee name, if applicable):
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information: Bresler Family Investors
Street Address: 10401 Grosvnor Lane H1703
Attention: Sidney Bresler
Fax:
Email: sidbresler@aol.com
Telephone: 301-945-4300 x143
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name: Bresler Family Investors LLC
Account No: 431-00683
ABA Routing/Transit No: 021000018
Bank Name: Jefferies and Company
Contingent Shares: $___________
Non-Contingent Shares: $___________

PURCHASER:

Bresler Family Insurance, LLC

By:	/s/ Sidney Bresler

Name: Sidney Bresler
Title: Member

By:

Name:
Title:
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 124
Price per Share of Convertible Preferred Stock purchased: $____________
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Delaware Statutory Trust
Tax ID Number of Purchaser: 57 1199020
Name under which Securities to be registered (including nominee name, if applicable): Burnham Financial Industries Fund
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 600,000
Notice Information: Mendon Capital Advisors Corp.
Street Address: 150 Allens Creek Road, Rochester, NY 14618
Attention: Amy Sullivan
Fax: 585-770-1779
Email: asullivan@mendoncapital.com
Telephone: 585-770-1778
Wire Instructions for Each Purchaser’s Account
Citibank New York
ABA # 021000089
Account: Brown Brothers Harriman & Co.
A/C # 09250276
FBO Ref A/C # 6171474
A/C Name: Burnham Financial Industries Fund

PURCHASER:

Benham Financial Industries Fund

By:	/s/ Michael E. Barna

Name: Michael E. Barna
Title: EVP/CFO

By:

Name:
Title:
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 1499
Price per Share of Convertible Preferred Stock purchased: $____________
Total Purchase Price: $
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: LP/Delaware
Tax ID Number of Purchaser: 26-1078909
Name under which Securities to be registered (including nominee name, if applicable): Consector Partners, LP
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 239,700
Notice Information:
Street Address: 801 W. 47 St., Suite 201, Kansas City, MO 64112
Attention: Kyra Floyd
Fax: 816-531-7095
Email: kfloyd@consectorcapital.com
Telephone: 816-531-7096
Wire Instructions for Each Purchaser’s Account
Account Name: UBS Securities FFC: Consector Partners LP (Escrow)
Account No: 101-WA-797414-000
ABA Routing/Transit No: 026-007-993
FFC Acct. No.: 75200927
Bank Name: UBS AG

PURCHASER:

Consector Partners, LP

By:	/s/ William J. Black, Jr.

Name: William J. Black, Jr.
Title: Managing Partner

By:

Name:
Title:
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 499
Price per Share of Convertible Preferred Stock purchased: $____________
Total Purchase Price: $
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Eagle Capital Partners
Tax ID Number of Purchaser: 13-3587078
Name under which Securities to be registered (including nominee name, if applicable): Eagle Capital Partners, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 496,700
Notice Information:
Street Address:
Attention:
Fax:
Email:
Telephone:
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:

PURCHASER:

[Name]

By:	/s/ Charles H. Witmer

Name: Charles H. Witmer
Title:

By:

Name:
Title:
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 599
Price per Share of Convertible Preferred Stock purchased: $____________
Total Purchase Price: $3,000,000
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser:
Endeavour Capital Offshore Fund Ltd.
British Virgin Islands
Tax ID Number of Purchaser: n/a
Name under which Securities to be registered (including nominee name, if applicable): Endeavour Capital Offshore Fund Ltd.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser Zero
Notice Information: Endeavour Capital
Street Address: 289 Greenwich Avenue
Attention: Glenn Hofsess
Fax: 203-618-0106
Email: gh@endcap.com
Telephone: 203-618-0101
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
SEE ATTACHED
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:

PURCHASER:

Endeavour Capital Offshore Fund Ltd.

By:	/s/ Mitchell J. Katz

Name: Mitchell J. Katz
Title: President, Endeavour Capital Advisors Inc., investment advisor to Endeavour Capital Offshore Fund Ltd.

By:

Name:
Title:
Contingent Shares Only
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 1,554,839
Price per Share of Convertible Preferred Stock purchased: $1.55
Non-Contingent Shares Subscribed: $
Total Purchase Price: $2,410,000 US
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser:
Endeavour Capital Partners L.P.
New York
Tax ID Number of Purchaser: 13-3744283
Name under which Securities to be registered (including nominee name, if applicable):
Endeavour Capital Partners L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser Zero
Notice Information: Endeavour Capital
Street Address: 289 Greenwich Avenue
Attention: Glenn Hofsess
Fax: 203-618-0106
Email: gh@endcap.com
Telephone: 203-618-0101
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
SEE ATTACHED
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:

PURCHASER:

Endeavour Capital Partners LP

By:	/s/ Mitchell J. Katz

Name: Mitchell J. Katz Title: General Partner President, Endeavour Capital Advisors Inc.,
investment advisor to Endeavour Capital Partners LP

By:

Name:
Title:
Contingent Shares Only
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 1,606,452
Price per Share of Convertible Preferred Stock purchased: $1.55
Non-Contingent Shares Subscribed: $
Total Purchase Price: $2,490,000.60
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser:
Endeavour Financial Restoration Fund, L.P.
Delaware
Tax ID Number of Purchaser: 30-0597740
Name under which Securities to be registered (including nominee name, if applicable):
Endeavour Financial Restoration Fund LP
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser Zero
Notice Information: Endeavour Capital
Street Address: 289 Greenwich Avenue
Attention: Glenn Hofsess
Fax: 203-618-0106
Email: gh@endcap.com
Telephone: 203-618-0101
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”: ________________________
Wire Instructions for Each Purchaser’s Account
SEE ATTACHED
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:

PURCHASER:

Endeavour Financial Restoration Fund LP

By:	/s/ Mitchell J. Katz

Name: Mitchell J. Katz
Title: General Partner
President, Endeavour Capital Advisors Inc.,
investment advisor to Endeavour Capital Restoration Fund LP

By:

Name:
Title:
Contingent Shares Only
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 7,025,806
Price per Share of Convertible Preferred Stock purchased: $1.55
Non-Contingent Shares Subscribed: $
Total Purchase Price: $10,889,999.30
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Corporation/New York
Tax ID Number of Purchaser: 13-3341573
Name under which Securities to be registered (including nominee name, if applicable): See attached spreadsheet
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information: c/o Wellington Management Company, LLP
Street Address: 75 State Street; Boston, MA 02109
Attention: Legal and Compliance – Steven M. Hoffman
Fax: 617-289-5699
Email: seclaw@wellington.com
Telephone: 617-790-7429/619-790-7770
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”: X
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:                                                    See attached spreadsheet.
ABA Routing/Transit No:
Bank Name:
Contingent Shares:          $_________
Non-Contingent Shares: $_________           See attached.

PURCHASER:

First Opportunity Fund, Inc.

By: Wellington Management Company, LLP, as its investment adviser

By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman
Title: Vice President & Counsel

By:

Name:
Title:
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 472
Price per Share of Convertible Preferred Stock purchased: $____________
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

* FPA Hawkeye-7 Fund subscribes for contingent capital only*
Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY: SEE INSTITUTIONAL INVESTOR PAGE
Form of organization and jurisdiction of organization of Purchaser:
Tax ID Number of Purchaser:
Name under which Securities to be registered (including nominee name, if applicable):
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser None
Notice Information:
Street Address:
Attention:
Fax:
Email:
Telephone:
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:

PURCHASER: FPA HAWKEYE FUND, LLC-FPA HAWKEYE-7 FUND
By:	/s/ J. Richard Atwood
J. Richard Atwood
Chief Operating Officer

By:	/s/ E. Lake Setzler, III
E. Lake Setzler, III
Vice President & Controller
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 5,489
Price per Share of Convertible Preferred Stock purchased: $1,000
Non-Contingent Shares Subscribed: $-0-
Total Purchase Price: $5,489,000
Is Purchaser an “Institutional Investor?”: Yes
Conversion Price is $1.55 per share of common stock

* FPA Hawkeye Fund subscribes for contingent capital only*
Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY: SEE INSTITUTIONAL INVESTOR PAGE
Form of organization and jurisdiction of organization of Purchaser:
Tax ID Number of Purchaser:
Name under which Securities to be registered (including nominee name, if applicable):
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser None
Notice Information:
Street Address:
Attention:
Fax:
Email:
Telephone:
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:

PURCHASER: FPA HAWKEYE FUND, LLC-FPA HAWKEYE FUND
By:	/s/ J. Richard Atwood
J. Richard Atwood
Chief Operating Officer

By:	/s/ E. Lake Setzler, III
E. Lake Setzler, III
Vice President & Controller
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 4,511
Price per Share of Convertible Preferred Stock purchased: $1,000
Non-Contingent Shares Subscribed: $-0-
Total Purchase Price: $4,511,000
Is Purchaser an “Institutional Investor?”: Yes
Conversion Price is $1.55 per share of common stock

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Limited Partnership/Cayman Islands
Tax ID Number of Purchaser: 98-0580385
Name under which Securities to be registered (including nominee name, if applicable): See attached spreadsheet
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 152,118
Notice Information: c/o Wellington Management Company, LLP
Street Address: 75 State Street; Boston, MA 02109
Attention: Legal and Compliance – Steven M. Hoffman
Fax: 617-289-5699
Email: seclaw@wellington.com
Telephone: 617-790-7429/617-790-7770
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name: See attached spreadsheet
Account No:
ABA Routing/Transit No:
Bank Name:
Contingent Shares: $                                                 See attached
Non-Contingent Shares: $

PURCHASER:

Ithan Creek Master Investors (Cayman) L.P.

By: Wellington Management Company, LLP, as its investment adviser

By:	/s/ Steven M. Hoffman Name: Steven M. Hoffman
Title: Vice President & Counsel

By:
Name:
Title:
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 2534
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Limited Partnership/Cayman Islands
Tax ID Number of Purchaser: 98-0643603
Name under which Securities to be registered (including nominee name, if applicable): See attached spreadsheet
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information: c/o Wellington Management Company, LLP
Street Address: 75 State Street; Boston, MA 02109
Attention: Legal and Compliance – Steven M. Hoffman
Fax: 617-289-5699
Email: seclaw@wellington.com
Telephone: 617-790-7429/617-790-7770
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name:                                                         See attached spreadsheet
Account No:
ABA Routing/Transit No:
Bank Name:
Contingent Shares: $                                                 See attached
Non-Contingent Shares: $

PURCHASER:

Ithan Creek Master Investment Partnership (Cayman) II, L.P.

By: Wellington Management Company, LLP, as its investment adviser

By:	/s/ Steven M. Hoffman Name: Steven M. Hoffman
Title: Vice President & Counsel
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 256
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

This Purchaser elects not to purchase Non-Contingent Shares.
Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Corporation/Cayman Islands
Tax ID Number of Purchaser: 98-0517616
Name under which Securities to be registered (including nominee name, if applicable): KBW Financial Services Master Fund, Ltd.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information: KBW Asset Management, Inc.
Street Address: 787 Seventh Avenue
Attention: John Tomao
Fax: (212) 541-6767
Email: jtomao@kbw.com
Telephone: (212) 887-2019
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Number of Shares:
Price Per Share: $1.55
Purchase Price: $3,250,000
Contingent only.
Wire Instructions for Each Purchaser’s Account
Account Name: Goldman Sachs & Co., N.Y.
Account No: 930-1-011483
ABA Routing/Transit No: 021-000-021
Bank Name: Chase Manhattan Bank, N.Y.
For further Credit: KBW Financial Services Master Fund, Ltd.; Account #.: 002-307296

PURCHASER:

KBW Financial Services Master Fund, Ltd.

By:	/s/ John L. Tomao Name: John L. Tomao
Title: KBW Partners, G.P. Vice President
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 0
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Delaware, Limited Partnership
Tax ID Number of Purchaser: 13-4092238
Name under which Securities to be registered (including nominee name, if applicable): Kensico Associates, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser *$2,958,700.00
Notice Information:
Street Address: 55 Railroad Avenue, 2nd Floor
Attention: Joseph Signorile
Fax: 203-862-5801
Email: operations@kensicocapital.com
Telephone: 203-862-5800
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”: N/A
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:

PURCHASER:

Kensico Associates, L.P.

By:	/s/ Thomas J. Coleman Name: Thomas J. Coleman
Title: Managing Member Kensico Capital LLC., Its General Partner
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 0
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

*	The Purchaser does not wish for its ownership of the Company on an as-converted basis to exceed 4.9% after giving effect to the issuance of all Company Common Stock (or securities convertible into or exchangeable for Common Stock) pursuant to this Agreement. The number of Shares the Purchaser has subscribed for by its signature hereto and the total purchase price for such shares shall be adjusted by the Company on the Closing Date to the extent (and only to the extent) necessary to ensure that such ownership limitation is not exceeded.

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Cayman Islands, Corporation
Tax ID Number of Purchaser: 75-3252829
Name under which Securities to be registered (including nominee name, if applicable): Kensico Offshore Fund II Master, Ltd.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser *$949,700.00
Notice Information:
Street Address: 55 Railroad Avenue, 2nd Floor
Attention: Joseph Signorile
Fax: 203-862-5801
Email: operations@kensicocapital.com
Telephone: 203-862-5800
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”: N/A
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:

PURCHASER:

Kensico Offshore Fund II Master, Ltd.

By:	/s/ Thomas J. Coleman Name: Thomas J. Coleman
Title: President
Kensico Capital Management Its Investment Manager
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 0
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

*	The Purchaser does not wish for its ownership of the Company on an as-converted basis to exceed 4.9% after giving effect to the issuance of all Company Common Stock (or securities convertible into or exchangeable for Common Stock) pursuant to this Agreement. The number of Shares the Purchaser has subscribed for by its signature hereto and the total purchase price for such shares shall be adjusted by the Company on the Closing Date to the extent (and only to the extent) necessary to ensure that such ownership limitation is not exceeded.

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Cayman Islands, Corporation
Tax ID Number of Purchaser: 98-0603094
Name under which Securities to be registered (including nominee name, if applicable): Kensico Offshore Fund Master, Ltd.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser *$2,557,600.00
Notice Information:
Street Address: 55 Railroad Avenue, 2nd Floor
Attention: Joseph Signorile
Fax: 203-862-5801
Email: operations@kensicocapital.com
Telephone: 203-862-5800
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”: N/A
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:

PURCHASER:

Kensico Offshore Fund Master, Ltd.

By:	/s/ Thomas J. Coleman Name: Thomas J. Coleman
Title: President
Kensico Capital Management Corp.
Its Investment Manager
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 0
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

*	The Purchaser does not wish for its ownership of the Company on an as-converted basis to exceed 4.9% after giving effect to the issuance of all Company Common Stock (or securities convertible into or exchangeable for Common Stock) pursuant to this Agreement. The number of Shares the Purchaser has subscribed for by its signature hereto and the total purchase price for such shares shall be adjusted by the Company on the Closing Date to the extent (and only to the extent) necessary to ensure that such ownership limitation is not exceeded.

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Delaware, Limited Partnership
Tax ID Number of Purchaser: 13-4092237
Name under which Securities to be registered (including nominee name, if applicable): Kensico Partners, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser *$2,034,000.00
Notice Information:
Street Address: 55 Railroad Avenue, 2nd Floor
Attention: Joseph Signorile
Fax: 203-862-5801
Email: operations@kensicocapital.com
Telephone: 203-862-5800
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”: N/A
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:

PURCHASER:

Kensico Partners, L.P.

By:	/s/ Thomas J. Coleman Name: Thomas J. Coleman
Title: Managing Member
Kensico Capital LLC., Its General Partner
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 0
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

*	The Purchaser does not wish for its ownership of the Company on an as-converted basis to exceed 4.9% after giving effect to the issuance of all Company Common Stock (or securities convertible into or exchangeable for Common Stock) pursuant to this Agreement. The number of Shares the Purchaser has subscribed for by its signature hereto and the total purchase price for such shares shall be adjusted by the Company on the Closing Date to the extent (and only to the extent) necessary to ensure that such ownership limitation is not exceeded.

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Delaware Limited Partnership
Tax ID Number of Purchaser: 13-3979653
Name under which Securities to be registered (including nominee name, if applicable): Malta Hedge Fund II, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 549,700
Notice Information:
Street Address: c/o Sandler O’Neill Asset Management, LLC
Attention: Scott Kucsma
Fax: (212) 486-7580
Email: skucsma@soam.com
Telephone: (212) 486-7300
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account

Citibank, N.A. New York
ABA #:	0210-0008-9
Account Name:	Morgan Stanley & Co.
Account #:	038-890774
Address:	1221 Avenue of the Americas, 4th Floor
New York, NY 10020

For further credit to:
Account Name: Malta Hedge Fund II, L.P.
Account #: 038-066882

Total Number of Shares Subscribed:	2,417,000
Non-Contingent Shares Subscribed: 142,000
Contingent Shares Subscribed: 2,275,000

PURCHASER:

MALTA HEDGE FUND II, L.P.
By: SOAM Holdings, LLC

By:	/s/ Terry Maltese Name: Terry Maltese
Title: Managing Member
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 141
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Delaware Limited Partnership
Tax ID Number of Purchaser: 13-3903522
Name under which Securities to be registered (including nominee name, if applicable): Malta Hedge Fund, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 110,500
Notice Information:
Street Address: c/o Sandler O’Neill Asset Management, LLC
Attention: Scott Kucsma
Fax: (212) 486-7580
Email: skucsma@soam.com
Telephone: (212) 486-7300
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account

Citibank, N.A. New York
ABA #:	0210-0008-9
Account Name:	Morgan Stanley & Co.
Account #:	038-890774
Address:	1221 Avenue of the Americas, 4th Floor
New York, NY 10020

For further credit to:
Account Name: Malta Hedge Fund, L.P.
Account #: 038-056032

Total Number of Shares Subscribed:	421,000
Non-Contingent Shares Subscribed: 25,000
Contingent Shares Subscribed: 396,000

PURCHASER:

MALTA HEDGE FUND, L.P.
By: SOAM Holdings, LLC

By:	/s/ Terry Maltese Name: Terry Maltese
Title: Managing Member
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 24
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Delaware Limited Partnership
Tax ID Number of Purchaser: 54-2102077
Name under which Securities to be registered (including nominee name, if applicable): Malta MLC Fund, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 489,400
Notice Information:
Street Address: c/o Sandler O’Neill Asset Management, LLC
Attention: Scott Kucsma
Fax: (212) 486-7580
Email: skucsma@soam.com
Telephone: (212) 486-7300
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account

Citibank, N.A. New York
ABA #:	0210-0008-9
Account Name:	Morgan Stanley & Co.
Account #:	038-890774
Address:	1221 Avenue of the Americas, 4th Floor
New York, NY 10020

For further credit to:
Account Name: Malta MLC Fund, L.P.
Account #: 038-106712

Total Number of Shares Subscribed:	1,810,000
Non-Contingent Shares Subscribed: 106,000
Contingent Shares Subscribed: 1,704,000

PURCHASER:

MALTA MLC FUND, L.P.
By: SOAM Holdings, LLC

By:	/s/ Terry Maltese Name: Terry Maltese
Title: Managing Member
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 105
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Cayman Islands Exempted Company
Tax ID Number of Purchaser: N/A
Name under which Securities to be registered (including nominee name, if applicable): Malta MLC Offshore, Ltd.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 179,700
Notice Information:
Street Address: c/o Sandler O’Neill Asset Management, LLC
Attention: Scott Kucsma
Fax: (212) 486-7580
Email: skucsma@soam.com
Telephone: (212) 486-7300
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account

Citibank, N.A. New York
ABA #:	0210-0008-9
Account Name:	Morgan Stanley & Co.
Account #:	038-890774
Address:	1221 Avenue of the Americas, 4th Floor
New York, NY 10020

For further credit to:
Account Name: Malta MLC Offshore, Ltd
Account #: 038-106746
Total Number of Shares Subscribed: 409,000
Non-Contingent Shares Subscribed: 24,000
Contingent Shares Subscribed: 385,000

PURCHASER: MALTA MLC OFFSHORE, LTD.
By:	/s/ Terry Maltese
	Name:	Terry Maltese
	Title:	Director

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 23
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Cayman Islands Exempted Company
Tax ID Number of Purchaser: N/A
Name under which Securities to be registered (including nominee name, if applicable): Malta Offshore, Ltd.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 196,000
Notice Information:
Street Address: c/o Sandler O’Neill Asset Management, LLC
Attention: Scott Kucsma
Fax: (212) 486-7580
Email: skucsma@soam.com
Telephone: (212) 486-7300
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account

Citibank, N.A. New York
ABA #:	0210-0008-9
Account Name:	Morgan Stanley & Co.
Account #:	038-890774
Address:	1221 Avenue of the Americas, 4th Floor
New York, NY 10020

For further credit to:
Account Name: Malta Offshore, Ltd.
Account #: 038-066940
Total Number of Shares Subscribed: 834,000
Non-Contingent Shares Subscribed: 49,000
Contingent Shares Subscribed: 785,000

PURCHASER: MALTA OFFSHORE, LTD.
By:	/s/ Terry Maltese
	Name:	Terry Maltese
	Title:	Director

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 48
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Delaware Limited Partnership
Tax ID Number of Purchaser: 13-3979657
Name under which Securities to be registered (including nominee name, if applicable): Malta Partners, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 35,500
Notice Information:
Street Address: c/o Sandler O’Neill Asset Management, LLC
Attention: Scott Kucsma
Fax: (212) 486-7580
Email: skucsma@soam.com
Telephone: (212) 486-7300
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account

Citibank, N.A. New York
ABA #:	0210-0008-9
Account Name:	Morgan Stanley & Co.
Account #:	038-890774
Address:	1221 Avenue of the Americas, 4th Floor
New York, NY 10020

For further credit to:
Account name: Malta Partners, L.P.
Account #: 038-066874
Total Number of Shares Subscribed: 116,000
Non-Contingent Shares Subscribed: 7,000
Contingent Shares Subscribed: 109,000

PURCHASER: MALTA PARTNERS, L.P.

By:	SOAM Holdings, LLC

By:	/s/ Terry Maltese Name: Terry Maltese
Title: Managing Member
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 6
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Cayman Limited Partnership
Tax ID Number of Purchaser: 30-0486556
Name under which Securities to be registered (including nominee name, if applicable): Malta Titan Fund, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 1,361,400
Notice Information:
Street Address: c/o Sandler O’Neil Asset Management, LLC
Attention: Scott Kucsma
Fax: (212) 486-7580
Email: skucsma@soam.com
Telephone: (212) 486-7300
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account

Citibank, N.A. New York
ABA #:	0210-0008-9
Account Name:	Morgan Stanley & Co.
Account #:	038-890774
Address:	1221 Avenue of the Americas, 4th Floor
New York, NY 10020

For further credit to:
Account name: Malta Titan Fund, L.P.
Account #: 038-C06775
Total Number of Shares Subscribed: 6,343,000
Non-Contingent Shares Subscribed: 372,000
Contingent Shares Subscribed: 5,971,000

PURCHASER: MALTA TITAN FUND, L.P.

By:	SOAM Holdings, LLC

By:	/s/ Terry Maltese Name: Terry Maltese
Title: Managing Member
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 371
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser:
Cayman Islands exempted limited partnership
Tax ID Number of Purchaser: 13-3521699
Name under which Securities to be registered (including nominee name, if applicable):
Millennium Partners, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information: C/o Millennium Management LLC
Street Address: 666 Fifth Avenue, 8th Floor
Attention: General Counsel
Fax: 212-841-4141
Email: GeneralCounsel@mlp.com
Telephone: 212-841-4100
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Chase NYC
Swift Code: CHASUS33
ABA #: 021-000-021
A/C: Merrill Lynch Professional Corp
A/C: ###-##-####
F/A/C: Millennium Partners LP
A/C: 359-49821-D5
Contingent Shares: $10,000,000 (Ten million)
Non-Contingent Shares: $0 (Zero)

PURCHASER: Millennium Partners, L.P.
By:	Millennium Management LLC
its General Partner

By:	/s/ David Nolan Name: David Nolan
Title: Co-President
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 0
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Limited Partnership Bermuda
Tax ID Number of Purchaser: 980401323
Name under which Securities to be registered (including nominee name, if applicable): Moors and Mendon Master Fund, LP
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 250,000
Notice Information: Mendon Capital Advisors Corp
Street Address: 150 Allens Creek Road, Rochester, NY 14618
Attention: Amy Sullivan
Fax: 585-770-1779
Email: asullivan@mendoncapital.com
Telephone: 585-770-1778
Wire Instructions for Each Purchaser’s Account
Bank of New York
ABA# 021000018
A/C Jefferies and Company
A/C# 8900007001
Sub A/C Moors and Mendon Master Fund LP
A/C# 43300045

PURCHASER: MOORS AND MENDON MASTER FUND LP
By:	/s/ Anton V. Schutz
	Name:	Anton V. Schutz
	Title:	Director, M&M Capital Ltd CP to the Moors and Mendon Master Fund LP

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed: 499
Price per Share of Convertible Preferred Stock purchased: $
Total Purchase Price: $
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Cayman Islands Exempted Company
Tax ID Number of Purchaser: None
Name under which Securities to be registered (including nominee name, if applicable): Northaven Offshore, Ltd.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser None
Notice Information:
Street Address: c/o 375 Park Avenue, Suite 2709, New York, NY 10152
Attention: Paul Burke
Fax: 212-798-0310
Email: paul.burke@northavenmgt.com
Telephone: 212-798-0304
Wire Instructions for Each Purchaser’s Account
     Wire to: UBS AG, ABA # 026-007-993. For Credit to: UBS Securities LLC — HFS, Account # 101WA797414000. For Further Credit to: Northaven Offshore, Ltd. Account # 483-80145
$625,000 TOTAL OF WHICH
$125,000 MAY BE ALLOCATED TO THE NON-CONTINGENT OFFERING.

PURCHASER: NORTHAVEN OFFSHORE, LTD.
By:	/s/ Paul Burke
	Name:	Paul Burke
	Title:	Director

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed: 0
Price per Share of Convertible Preferred Stock purchased: $
Total Purchase Price: $
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: NY Limited Partnership
Tax ID Number of Purchaser: 13-3880614
Name under which Securities to be registered (including nominee name, if applicable): Northaven Partners II, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser None
Notice Information:
Street Address: 375 Park Avenue, Suite 2709, New York, NY 10152
Attention: Paul Burke
Fax: 212-798-0310
Email: paul.burke@northavenmgt.com
Telephone: 212-798-0304
Wire Instructions for Each Purchaser’s Account
     Wire to: UBS AG, ABA # 026-007-993. For Credit to: UBS Securities LLC — HFS, Account # 101WA797414000. For Further Credit to: Northaven Partners II, L.P. Account # 483-90655
$330,000 TOTAL OF WHICH
$65,000 MAY BE ALLOCATED TO THE NON-CONTINGENT OFFERING.

PURCHASER: NORTHAVEN PARTNERS II, L.P.
By:	/s/ Paul Burke
	Name:	Paul Burke
	Title:	Member of the LP

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed: 0
Price per Share of Convertible Preferred Stock purchased: $
Total Purchase Price: $
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: NY Limited Partnership
Tax ID Number of Purchaser: 13-3818682
Name under which Securities to be registered (including nominee name, if applicable): Northaven Partners, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser None
Notice Information:
Street Address: 375 Park Avenue, Suite 2709, New York, NY 10152
Attention: Paul Burke
Fax: 212-798-0310
Email: paul.burke@northavenmgt.com
Telephone: 212-798-0304
Wire Instructions for Each Purchaser’s Account
     Wire to: UBS AG, ABA # 026-007-993. For Credit to: UBS Securities LLC — HFS, Account # 101WA797414000. For Further Credit to: Northaven Partners, L.P. Account # 483-79909
$4,045,000 TOTAL OF WHICH
$810,000 MAY BE ALLOCATED TO THE NON-CONTINGENT OFFERING.

PURCHASER: NORTHAVEN PARTNERS, L.P.
By:	/s/ Paul Burke
	Name:	Paul Burke
	Title:	Member of the LP

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed: 0
Price per Share of Convertible Preferred Stock purchased: $
Total Purchase Price: $
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Limited Partnership New York
Tax ID Number of Purchaser: 13-3988243
Name under which Securities to be registered (including nominee name, if applicable): PRB Investors, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 326,123
Notice Information: PRB Advisors
Street Address: 245 Park Ave., 24th Floor, New York, NY 10167
Attention: Andy Bergman
Fax: 212-792-4117
Email: abergman@prbadvisors.com
Telephone: 212-792-4115
Wire Instructions for Each Purchaser’s Account

Account Name:	JP Morgan Chase
Account No:	ABA #: 021 000 021
ABA Routing/Transit No:	A/C #: 066 005 442
Bank Name:	A/C: Goldman Sachs
For Further Credit:	FFC: PRB Investors, LP
A/C: 7TLN5519

PURCHASER: PRB INVESTORS, L.P.
By:	/s/ Andrew Bergman
	Name:	Andrew Bergman
	Title:	Principal

By:	/s/ Stephen Paluszek
	Name:	Stephen Paluszek
	Title:	Principal

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed: 0
Price per Share of Convertible Preferred Stock purchased: $
Total Purchase Price: $
Indicate by “X” if Purchaser is an “Institutional Investor”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: See Schedule A hereto
Tax ID Number of Purchaser: See Schedule A hereto
Name under which Securities to be registered (including nominee name, if applicable): See Schedule A hereto
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser See Schedule A hereto
Notice Information: c/o Putnam Investment Management, LLC
Street Address: One Post Office Square, Boston, MA 02109
Attention: General Counsel
Fax: 617-760-1625
Email: Stephen_Gianelli@putnam.com; Eric_Harthun@putnam.com
Telephone: 617-760-1000
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”: X (all Purchasers listed on Schedule A hereto)
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:

PURCHASER:

Each entity listed on Schedule A hereto

By:	Putnam Investment Management, LLC

By:	/s/ Eric N. Harthun

	Name:	Eric N. Harthun
	Title:	Managing Director
Each Purchaser listed on Schedule A hereto identified with an “*” is a Putnam registered investment company, and a copy of the Declaration of Trust of each such Purchaser (each, a “Putnam Fund”) is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is given that this Agreement is executed on behalf of the Trustees of each Putnam Fund as Trustees, and not individually, and that the obligations of this Agreement are not binding on any of the Trustees or Officers or shareholders of such Putnam Fund individually, but are binding only on the assets and property of such Putnam Fund with respect to its obligations hereunder.

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Maryland, Individual
Tax ID Number of Purchaser: ###-##-####
Name under which Securities to be registered (including nominee name, if applicable): Robert I. Schattner
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information: Robert Schattner
Street Address: 7101 Pyle Road, Bethesda, MD 20817
Attention: Bob Sievers/Bob Schattner
Fax: 301-320-2112
Email: bobschattner@verizon.net
Telephone: 301-320-3141
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name: Robert I. Schattner
Account No:431-00682
ABA Routing/Transit No: 021000018
Bank Name: Jefferies and Company

PURCHASER:

Robert Schattner

By:	/s/ Robert Schattner

	Name:	Robert Schattner
Title:

By:

Name:
Title:
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 374
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Cayman Islands Exempted Company
Tax ID Number of Purchaser: 98-0603351
Name under which Securities to be registered (including nominee name, if applicable): Samlyn Offshore Master Fund, Ltd.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information: Aaron Foxbauner
Street Address: 500 Park Avenue, 2nd Floor, New York, New York 10022
Attention:
Fax: (212) 848-0501
Email: afoxbauner@samlyncapital.com
Telephone: (212) 898-0513
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name:Morgan Stanley USA
Account No: 38890774
ABA Routing/Transit No: 021000089
Bank Name: Citibank
Sub Account No.: 038C79384
Samlyn Offshore Master Fund, Ltd.
Contingent Shares: 7,137,000 @ $1.55 per share
Non-Contingent Shares: 0

PURCHASER:

Samlyn Offshore Master Fund, Ltd.

By:	/s/ Aaron Foxbauner

	Name:	Aaron Foxbauner
	Title:	Authorized Signatory
Notwithstanding anything herein to the contrary, the Samlyn Capital entities hereby only subscribed to the contingent shares and require the Company to cause the Escrow Agent to release its entire amount of escrowed funds in the event of a Notice of Non-Qualification, a Notice of Higher Bid, a Failure to Bid Notice, a Delay Notice or an Escrow Termination Notice, all as agreed between Samlyn Capital, LLC and the Company pursuant to the terms of the letter agreement dated the date hereof.
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 0
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Delaware Partnership
Tax ID Number of Purchaser: 20-8210651
Name under which Securities to be registered (including nominee name, if applicable): Samlyn Onshore Fund, LP
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information: Aaron Foxbauner
Street Address: 500 Park Avenue, 2nd Floor, New York, New York 10022
Attention:
Fax: (212) 848-0501
Email: afoxbauner@samlyncapital.com
Telephone: (212) 898-0513
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name:Morgan Stanley USA
Account No:38890774
ABA Routing/Transit No: 021000089
Bank Name: Citibank
Sub Account No.: 038C79392
Samlyn Onshore Fund, LP
Contingent Shares: 7,863,000 @ $1.55 per share
Non-Contingent Shares: -0-

PURCHASER: Samlyn Onshore Fund, LP
By:	/s/ Aaron Foxbauner
	Name:	Aaron Foxbauner
	Title:	Authorized Signatory

Notwithstanding anything herein to the contrary, the Samlyn Capital entities hereby only subscribed to the contingent shares and require the Company to cause the Escrow Agent to release its entire amount of escrowed funds in the event of a Notice of Non-Qualification, a Notice of Higher Bid, a Failure to Bid Notice, a Delay Notice or an Escrow Termination Notice, all as agreed between Samlyn Capital, LLC and the Company pursuant to the terms of the letter agreement dated the date hereof.
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 0
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Partnership; Delaware USA
Tax ID Number of Purchaser: 22-3849631
Name under which Securities to be registered (including nominee name, if applicable): Silver Point Capital Fund, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information:
Street Address: 2 Greenwich Plaza, Greenwich, CT 06830
Attention: Peter Oliver
Fax: (203) 542-4169
Email: poliver@silverpointcapital.com
Telephone: (203) 542-4069
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name: Silver Point Capital Fund, L.P.
Account No: 9936790960
ABA Routing/Transit No: 021000089
Bank Name: Citibank, N.A.
Contingent Shares: $
Non-Contingent Shares: $

PURCHASER: Silver Point Capital Fund, L.P.
By:	/s/ David Steinmetz
	Name:	David Steinmetz
	Title:	Authorized Signatory

By:
Name:
Title:

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 299
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Partnership; Cayman Islands
Tax ID Number of Purchaser: 26-3336868
Name under which Securities to be registered (including nominee name, if applicable): Silver Point Capital Offshore Master Fund, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information:
Street Address: 2 Greenwich Plaza, Greenwich, CT 06830
Attention: Peter Oliver
Fax: (203) 542-4169
Email: poliver@silverpointcapital.com
Telephone: (203) 542-4069
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name: Silver Point Capital Offshore Master Fund, L.P.
Account No: 9947131127
ABA Routing/Transit No: 021000089
Bank Name: Citibank, N.A.

PURCHASER: Silver Point Capital Offshore Master Fund, L.P.
By:	/s/ David Steinmetz
	Name:	David Steinmetz
	Title:	Authorized Signatory

By:
Name:
Title:

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 699
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Delaware Limited Partnership
Tax ID Number of Purchaser: 65-1275849
Name under which Securities to be registered (including nominee name, if applicable): SOAM Capital Partners, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 1,375,000
Notice Information:
Street Address: c/o Sandler O’Neill Asset Management, LLC
Attention: Scott Kucsma
Fax: (212) 486-7580
Email: skucsma@soam.com
Telephone: (212) 486-7300
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account

Citibank, N.A. New York
ABA #:	0210-0008-9
Account Name:	Morgan Stanley & Co.
Account #:	038-890774
Address:	1221 Avenue of the Americas, 4th Floor
New York, NY 10020

For further credit to:
Account Name: SOAM Capital Partners, L.P.
Account #: 038-106993
Total Number of Shares Subscribed: 3,100,000
Non-Contingent Shares Subscribed: 0
Contingent Shares Subscribed: 3,100,000

PURCHASER:

SOAM CAPITAL PARTNERS, L.P.

By:	SOAM Venture Holdings, LLC

By:	/s/ Terry Maltese
	Name:	Terry Maltese
	Title:	Managing Member
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 0
Price per Share of Convertible Preferred Stock purchased: $
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Stichting Depositary Apg Dev Markets Equity Pool/Gef 875 Capital Strategy Fd; Oude Lindestraat 70, Heerlen, the Netherlands
Tax ID Number of Purchaser: N/A
Name under which Securities to be registered (including nominee name, if applicable): Stichting Depositary Apg Dev Markets Equity Pool/Gef 875 Capital Strategy Fd
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser zero
Notice Information: Endeavour Capital
Street Address: 289 Greenwich Avenue
Attention: Glenn Hofsess
Fax: 203-618-0106
Email: gh@endcap.com
Telephone: 203-618-0101
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:                 See attached
Bank Name:

PURCHASER: Stichting Depositary Apg Dev Markets Equity Pool/ Gef 875 Capital Strategy Fd
By:	/s/ Mitchell J. Katz
	Name:	Mitchell J. Katz
	Title:	President, Endeavour Capital Advisors Inc., investment advisory to Stichting Depositary Apg Dev Markets Equity Pool/ Gef 875 Capital Strategy Fd Contingent Shares Only

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 2,716,129
Price per Share of Convertible Preferred Stock purchased: $1.55
Non-Contingent Shares Subscribed: $
Total Purchase Price: $4,209,999.95
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Stichting Depositary Apg Dev Markets Equity Pool/Gef 875 Capital Strategy Fd; Oude Lindestraat 70, Heerlen, the Netherlands
Tax ID Number of Purchaser: N/A
Name under which Securities to be registered (including nominee name, if applicable): Stichting Depositary Apg Dev Markets Equity Pool/Gef 875 Capital Strategy Fd
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser zero
Notice Information: Endeavour Capital
Street Address: 289 Greenwich Avenue
Attention: Glenn Hofsess
Fax: 203-618-0106
Email: gh@endcap.com
Telephone: 203-618-0101
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:
ABA Routing/Transit No:                 See attached.
Bank Name:

PURCHASER: Stichting Depositary Apg Dev Markets Equity Pool/ Gef 875 Capital Strategy Fd
By:	/s/ Mitchell J. Katz
	Name:	Mitchell J. Katz
	Title:	President, Endeavour Capital Advisors Inc., investment advisory to Stichting Depositary Apg Dev Markets Equity Pool/ Gef 875 Capital Strategy Fd Contingent Shares Only

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 2,716,129
Price per Share of Convertible Preferred Stock purchased: $1.55
Non-Contingent Shares Subscribed: $
Total Purchase Price: $4,209,999.95
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: L.P./U.S.A.
Tax ID Number of Purchaser: 27-0134017
Name under which Securities to be registered (including nominee name, if applicable): Stieven Financial Investors, L.P.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information:
Street Address: 12412 Powerscourt Dr., Suite 250, St. Louis, MO 63131
Attention: Daniel Ellefson
Fax: 314-856-9996
Email: dan.e@stievencapital.com
Telephone: 314-779-2450
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
FFC Account Name: Stieven Financial Investors L.P.
FFC Account No: 002395564
ABA Routing/Transit No: 021000021
Bank Name: JP Morgan Chase
City: New York
A/C #: 066642426
Entity Name: Goldman Sachs & Co.

PURCHASER: [Name]
By:	/s/ Stephen L. Covington
	Name:	Stephen L. Covington
	Title:	Member of the General Partner Stieven Capital G.P. LLC

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 616
Price per Share of Convertible Preferred Stock purchased:
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Corporation/Cayman Islands
Tax ID Number of Purchaser: N/A (Cayman Corp)
Name under which Securities to be registered (including nominee name, if applicable): Stieven Financial Offshore Investors, Ltd.
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 0
Notice Information:
Street Address: 12412 Powerscourt Dr., Suite 250, St. Louis, MO 63131
Attention: Daniel Ellefson
Fax: 314-856-9996
Email: dan.e@stievencapital.com
Telephone: 314-779-2450
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
FFC Account Name: Stieven Financial Offshore Investors, Ltd.
FFC Account No: 002302065
ABA Routing/Transit No: 021000021
Bank Name: JP Morgan Chase
City: New York
A/C #: 066642426
Entity Name: Goldman Sachs & Co.

PURCHASER: [Name]
By:	/s/ Stephen L. Covington
	Name:	Stephen L. Covington
	Title:	Managing Director of the Inv. Mngr. Stieven Capital Advisors, L.P.

TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 108
Price per Share of Convertible Preferred Stock purchased:
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Limited Partnership/Bermuda
Tax ID Number of Purchaser: 98-0346053
Name under which Securities to be registered (including nominee name, if applicable): See attached spreadsheet
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 64,900
Notice Information: c/o Wellington Management Company, LLP
Street Address: 75 State Street; Boston, MA 02109
Attention: Legal and Compliance – Steven M. Hoffman
Fax: 617-289-5699
Email: seclaw@wellington.com
Telephone: 617-790-7429/617-790-7770
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account
Account Name:
Account No:                                                                See attached spreadsheet
ABA Routing/Transit No:
Bank Name:
Total Number of Shares Subscribed:                         See attached.
Contingent Shares:
Non-Contingent Shares:

PURCHASER:

Wolf Creek Investors (Bermuda) L.P.

By:	Wellington Management Company, LLP, as its
investment adviser

By:	/s/ Steven M. Hoffman

	Name:	Steven M. Hoffman
	Title:	Vice President & Counsel
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 701
Price per Share of Convertible Preferred Stock purchased:
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Investment Agreement
Purchaser Signature Page
TO BE COMPLETED BY PURCHASER ONLY:
Form of organization and jurisdiction of organization of Purchaser: Limited Partnership/Delaware
Tax ID Number of Purchaser: 04-3539573
Name under which Securities to be registered (including nominee name, if applicable): See attached spreadsheet
Shares of Company Common Stock (or securities convertible into or exchangeable for Common Stock) currently held beneficially by Purchaser 65,495
Notice Information: c/o Wellington Management Company, LLP
Street Address: 75 State Street; Boston, MA 02109
Attention: Legal and Compliance – Steven M. Hoffman
Fax: 617-289-5699
Email: seclaw@wellington.com
Telephone: 617-790-7429/617-790-7770
Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:
Wire Instructions for Each Purchaser’s Account

Account Name:
Account No:	See attached spreadsheet
ABA Routing/Transit No:
Bank Name:

See attached.
Total Number of Shares Subscribed:
Contingent Shares:
Non-Contingent Shares:

PURCHASER:

Wolf Creek Partners, L.P.

By:	Wellington Management Company, LLP, as its
investment adviser

By:	/s/ Steven M. Hoffman

	Name:	Steven M. Hoffman
	Title:	Vice President & Counsel
TO BE COMPLETED BY COMPANY ONLY:
Total Number of Shares Subscribed and Accepted: 687
Price per Share of Convertible Preferred Stock purchased:
Non-Contingent Shares Subscribed: $
Total Purchase Price: $
Is Purchaser an “Institutional Investor?”:

Purchaser Signature Page
To be Completed by Institutional Investor Only
List of Common Accounts (see Section 2.3(d)), including legal name (and if applicable, nominee name) and Tax ID (and if applicable, nominee Tax ID) of each Account if shares are to be registered to each account.

Exhibit A-1
Form of Preferred Stock Articles of Amendment
Series B Preferred Stock

SEACOAST BANKING CORPORATION OF FLORIDA
ARTICLES OF AMENDMENT
to the
AMENDED AND RESTATED ARTICLES OF INCORPORATION
DESIGNATING
MANDATORILY CONVERTIBLE NONCUMULATIVE NONVOTING PREFERRED STOCK, SERIES B
     SEACOAST BANKING CORPORATION OF FLORIDA, a corporation organized and existing under the laws of the State of Florida (the “Corporation”), in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act (the “FBCA”) thereof, hereby certifies:
I.
     The name of the Corporation is “Seacoast Banking Corporation of Florida.”
II.
     The Corporation’s Board of Directors, in accordance with the Corporation’s Amended and Restated Articles of Incorporation, as amended (the “Articles”) and bylaws, as amended (the “Bylaws”) and applicable law, including Sections 607.0602 and 607.0621 of the FBCA, has adopted the following resolution on April 7, 2010 for the purpose of designating and establishing a series of shares of $0.10 par value preferred stock of the Corporation designated as “Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series B”:
     RESOLVED, that pursuant to the Corporation’s Articles and Bylaws and applicable law, a series of Preferred Stock, par value $0.10 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
     Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series B”, $0.10 par value per share (the “Series B Preferred Stock”).
     Section 2. Number of Shares. The total number of authorized shares of Series B Preferred Stock shall be 50,000 shares, which may from time to time be increased or decreased (but not below the number then outstanding) by the Corporation’s Board of Directors.
     Section 3. Definitions. As used herein, the following terms shall have the meanings specified below:
          “Average VWAP” means the average of the VWAP for each Trading Day in the relevant period.
          “Board” or “Board of Directors” means the Corporation’s board of directors or, with respect to any action to be taken by such board of directors, any committee of the board of directors duly authorized to take such action.
          “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York or Stuart, Florida are authorized or required by law, regulation or executive order to close.

          “Common Stock” means the common stock, par value $0.10 per share, of the Corporation.
          “Conversion” means a Mandatory Conversion.
          “Conversion Date” has the meaning set forth in Section 5(a).
          “Conversion Rate” means, initially, 689.6552 shares of Common Stock per share of Series B Preferred Stock issuable upon Conversion, based on an initial Conversion Price of $1.45 per share of Common Stock, and is subject to adjustment as provided herein.
          “Conversion Price” means the Liquidation Amount per share of Series B Preferred Stock divided by the Conversion Rate then in effect. The initial Conversion Price is $1.45.
          “Current Market Price” of the Common Stock on any day, means the Average VWAP of the Common Stock for the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (i) through (vi) of Section 6(e). For purposes of this definition, “ex-date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance or distribution.
          “Depositary” means DTC or its nominee, Cede & Co., or any successor appointed by the Corporation.
          “Dividend Payment Date” means April 15 and October 15 of each year, commencing October 15, 2010.
          “Dividend Payment Commencement Date” means October 15, 2010.
          “Dividend Period” means the period commencing on and including a Dividend Payment Date (or, with respect to the first Dividend Period, commencing on and including the Issue Date) and ending on and including the day immediately preceding the next succeeding Dividend Payment Date.
          “Dividend Threshold Amount” has the meaning set forth in Section 6(h)(D).
          “DTC” means The Depository Trust Company.
          “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.
          “Issue Date” means the first date of issuance of shares of Series B Preferred Stock.
          “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation issued in the future unless the terms of which expressly provide that it ranks senior to, or on a parity with, Series B Preferred Stock as to rights dividend rights and/or as to on liquidation, dissolution or winding up of the Corporation.
          “Liquidation Amount” means, initially, $1,000 per share of Series B Preferred Stock (as subsequently adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).
          “Liquidation Preference” has the meaning set forth in Section 10(a).
          “Mandatory Conversion” has the meaning set forth in Section 5(a).

          “Market Disruption Event” means any of the following events has occurred: (i) any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Stock or in futures or option contracts relating to the Common Stock on the relevant exchange or quotation system, (ii) any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock on any relevant exchange or quotation system, or (iii) the failure to open of the exchange or quotation system on which the Common Stock or futures or options contracts relating to the Common Stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.
          “Nasdaq” means the Nasdaq Global Select Market or other Nasdaq market in which the Corporation’s Common Stock is then traded.
          “Notice of Mandatory Conversion” has the meaning set forth in Section 5(b).
          “Parity Stock” means the Corporation’s Series A Preferred Stock, Series C Preferred Stock and any class or series of stock of the Corporation (other than the Series B Preferred Stock) authorized in the future the terms of which expressly provide that such class or series will rank on a parity with Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or noncumulatively).
          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
          “Preferred Director” has the meaning set forth in Section 13(d).
          “Preferred Stock” means any and all series of the Corporation’s preferred stock, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.
          “Record Date” means, (i) with respect to payment of dividends on outstanding shares of Series B Preferred Stock, the 1st calendar day immediately preceding the relevant Dividend Payment Date or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date, and (ii), for purpose of an adjustment to the Conversion Rate pursuant to Section 6, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          “Record Holder” means, as to any day, the Holder of record of outstanding shares of Series B Preferred Stock as they appear on the stock register of the Corporation at the close of business on such day.
          “Registrar” means the Transfer Agent.
          “Regulatory Approvals” with respect to any Holder, means the collective reference, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series B Preferred Stock into Common Stock and to own such Common Stock without such Holder being in violation of applicable law, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the federal Bank Holding Company Act of 1956, as amended (the “BHC

Act”), the federal Change in Bank Control Act (the “CIBC Act”) or any similar state laws, Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the competition or merger control laws of other jurisdictions, in each case to the extent necessary to permit such Holder to convert such shares of Series B Preferred Stock and own shares of Common Stock pursuant to these Articles of Amendment.
          “Reorganization Event” has the meaning set forth in Section 7.
          “Series A Preferred Stock” means the Corporation’s Fixed Rate Perpetual Stock, Series A, designated and authorized by the Corporation on December 18, 2008.
          “Series A Preferred Stock Articles of Amendment” means the Articles of Amendment to the Articles filed by the Corporation to the Florida Department of State on December 18, 2008 designating Series A Preferred Stock.
          “Series B Preferred Stock Certificates” has the meaning set forth in Section 20.
          “Series C Preferred Stock” means the Corporation’s Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series C, if designated and authorized by the Corporation as Parity Stock.
     “Shareholder Approvals” means all shareholder approvals necessary to (i) approve the issuance of Common Stock upon the Mandatory Conversion for purposes of Rule 5635 of the Nasdaq Listing Rules, and (ii) amend the Articles to increase the number of authorized shares of Common Stock to permit the Mandatory Conversion in full and to provide additional authorized shares of Common Stock for general corporate purposes.
          “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Nasdaq is open for trading, or, if the Common Stock (or any other securities, cash or other property into which shares of the Series B Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the Nasdaq, any day on which the principal national securities exchange or trading system on which the Common Stock (or such other property) is listed or traded is open for trading, or, if the Common Stock (or such other property) is not listed on a national securities exchange or traded on a trading system, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 P.M. Eastern Time or the then standard closing time for regular trading on the relevant exchange or trading system.
          “Transfer Agent” means Continental Stock Transfer & Trust Co., subject to the appointment of a successor transfer agent as provided in Section 19.
          “U.S. Alien Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.
          “Voting Parity Stock” means, with regard to any matter as to which the holders of Series B Preferred Stock are entitled to vote as specified in Section 13(a) and (d) of these Articles of Amendment, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
          “VWAP” means, on any Trading Day the volume weighted average price per share of Common Stock as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 A.M. to 4:00 P.M., Eastern Time, on such Trading Day; or, if such price is not available, the volume weighted average price means the market value per share of our Common Stock on such trading day as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

     Section 4. Dividends.
          (a) Commencing on the Issue Date, Holders of shares of outstanding Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, noncumulative dividends in arrears at the rate per annum of 15% per share on the Liquidation Amount (equivalent to $150.00 per annum per share), payable semi-annually on each Dividend Payment Date beginning on the Dividend Payment Commencement Date until the Conversion Date. If, as provided in Section 5(a) below, any outstanding shares of Series B Preferred Stock are not converted on the Conversion Date, each such share of Series B Preferred Stock, while outstanding, shall, upon and following the Conversion Date bear noncumulative dividends payable, when, as and if declared by the Corporation’s board of directors, at the same date and in amounts equal to the number of shares of Common Stock into which each share of Series B Preferred Stock is then convertible, multiplied by the dividend declared and payable per share of Common Stock. Dividends will be payable on a Dividend Payment Date to Holders that are Record Holders of the applicable Record Date with respect to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next Business Day without adjustment and without interest. Accumulations of dividends on shares of Series B Preferred Stock shall not bear interest. Dividends payable for any period other than a full Dividend Period (based on the number of actual days elapsed during the period) shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months.
          (b) Dividends on the Series B Preferred Stock are not cumulative. To the extent that the Board of Directors does not declare and pay dividends on the Series B Preferred Stock for a Dividend Period prior to the related Dividend Payment Date, in full or otherwise, such unpaid dividend shall not accrue and shall cease to be payable. The Corporation shall have no obligation to pay dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or to pay interest (or any other sum of money in lieu of interest) with respect to such dividends, whether or not the Corporation declares dividends on the Series B Preferred Stock for any subsequent Dividend Period.
          (c) Prior to the Conversion, no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of any Junior Stock.
          (d) So long as any share of Series B Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to this Section 4(d) in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all dividends on all outstanding shares of the Series B Preferred Stock for any Dividend Period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders of shares of Series B Preferred Stock on the applicable Record Date). The foregoing limitation shall not apply to (i) any dividends or distributions of rights or Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (ii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Issue Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.
          (e) When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Record Date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon shares of Series B Preferred Stock and any shares of Parity Stock, all dividends declared on shares of Series B Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as full dividends payable on the Series B Preferred Stock for such Dividend Period and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the Holders of shares of Series B Preferred Stock prior to such Dividend Payment Date.
          (f) Notwithstanding anything contained in the immediately preceding paragraph, if, at any Dividend Payment Date, the Corporation is prohibited by applicable governmental or regulatory authority from paying dividends on the Series B Preferred Stock, but is permitted to pay dividends on the Corporation’s outstanding Series A Preferred Stock, the Corporation may pay dividends on shares of the Series A Preferred Stock without giving pro rata effect to accrued dividends with respect to the Series B Preferred Stock.
          (g) If the Conversion Date with respect to any share of Series B Preferred Stock is on or prior to the Dividend Payment Commencement Date, the Holder of such share of Series B Preferred Stock will not have any right to receive any dividends on the Series B Preferred Stock with respect to such Dividend Period, whether upon Conversion or otherwise.
          (h) All dividends on shares of Series B Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, paid on shares of Series B Preferred Stock shall be made in cash. No fractional shares of Common Stock shall be delivered to Holders in payment or partial payment of a dividend.
          (i) Prior to the close of business on the Conversion Date, shares of Common Stock issuable upon the Mandatory Conversion thereof, or other securities issuable upon conversion of, such share of Series B Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock) by virtue of holding such share of Series B Preferred Stock.
     Section 5. Mandatory Conversion; Conversion Procedures.
          (a) Effective as of the close of business on the fifth (5th) Business Day following the date on which the Shareholder Approvals have been received (the “Conversion Date”) with respect to Series B Preferred Stock, all shares of Series B Preferred Stock shall automatically convert into shares of Common Stock as set forth below (the “Mandatory Conversion”). The number of shares of Common Stock into which a share of Series B Preferred Stock shall be convertible shall be determined by dividing the Liquidation Amount by the Conversion Price (subject to the conversion procedures of Section 6 hereof) plus cash in lieu of fractional shares in accordance with Section 9 hereof; provided that, notwithstanding anything to the contrary contained in these Articles of Amendment, the number of shares of Common Stock to be issued to any Holder pursuant to these Articles of Amendment shall be issued to the extent (but only to the extent) that the issuance of such shares of Common Stock would not (i) cause or result in such Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote or dispose of securities which would represent more than 9.99% of the voting securities of any class or series of the Corporation’s capital stock outstanding at such time, (ii) otherwise cause such Holder or any of its Affiliates to be required to file a notice or application for approval under the BHC Act, the CIBC Act or any similar state or federal statute or (iii) require such Holder or any of its Affiliates to obtain the prior approval of any bank regulator (collectively, the “Ownership Limit”); provided, further, that any shares of Common Stock that would otherwise be issued to the Holder upon conversion of shares of Series B Preferred Stock held by such Holder, but cannot be issued to such Holder at the time of conversion as a result of the Ownership Limit, shall thereafter be issued to such Holder on the first date on which such issuance would not cause or result in a violation of the Ownership Limit, and, provided further, that such restriction or conversion shall not apply to any bank holding company controlling the Corporation as of the date hereof. Upon the Conversion Date, the certificate representing shares of Series B Preferred Stock shall represent solely the right to receive the number of shares of Common Stock (plus cash in lieu of fractional shares) issuable upon the Conversion Date for each share of Series B Preferred Stock held.

          (b) Upon receipt of the Shareholder Approvals, the Corporation shall provide, within one (1) Business Day thereafter, notice of conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:
(i)	the Conversion Date;

(ii)	a form of letter of transmittal to completed and returned to the Transfer Agent;

(iii)	the number of shares of Common Stock (plus cash in lieu of fractional shares, if any) to be issued upon conversion of each share of Series B Preferred Stock held of record by such Holder and subject to such Mandatory Conversion; and

(iv)	the place or places where Series B Preferred Stock Certificates (if held in certificated form) held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.
          (c) If the Holder specifies in the letter of transmittal that shares of Common Stock issuable upon Conversion of shares of Series B Preferred Stock shall be issued to a Person other than the Holder surrendering the shares of Series B Preferred Stock being converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued. In the event that such Holder fails to surrender the required number of shares within 30 days after the Conversion Date, the Corporation shall, by written notice to such Holder, indicate which shares have been converted pursuant to Section 5(a).
          (d) Upon receipt by the Transfer Agent of a completed and duly executed letter of transmittal as set forth in Section 5(b), compliance with Section 5(c), if applicable, and surrender of the Series B Preferred Stock Certificate(s) to be converted (if held in certificated form), the Corporation shall, within two (2) Business Days following the receipt of certificate surrendered for issuance of Common Stock, subject to (i) the receipt of a written notice from a Holder of the receipt of necessary Regulatory Approval, if any is applicable, and (ii) if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) of such Holder or the name(s) specified by such Holder in the completed letter of transmittal, if any.
     Section 6. Certain Conversion Procedures and Adjustments.
          (a) On any Conversion Date, dividends shall no longer be declared or paid on any such shares of Series B Preferred Stock for the current Dividend Period and any prior Dividend Periods and any shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares to receive solely (i) the number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4, and (iii) and payment to which they are entitled pursuant to Sections 5 and 9, as applicable.
          (b) No allowance or adjustment, except as set forth in this Section 6, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Conversion Date. Prior to such applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Series B Preferred Stock shall have no rights as holders or otherwise with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series B Preferred Stock.
          (c) Shares of Series B Preferred Stock duly converted in accordance herewith, or otherwise reacquired by the Corporation, shall resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance (provided that any such cancelled shares of Series B may be reissued only as shares of any series of Preferred Stock other than Series B Preferred Stock).
          (d) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the Record Holder(s) of such shares of Common Stock and/or securities as of the close of business on the Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.
          (e) The Conversion Rate shall be adjusted from time to time as follows:
(i)	If the Shareholder Approvals are not received within 75 calendar days following the Issue Date, the Conversion Price will be decreased (in addition to any other adjustments pursuant to this Section 6) by 10% effective as of 76th day following the Issue Date and the Conversion Rate shall concurrently be adjusted to give effect to such change.

(ii)	If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock (other than in connection with a Reorganization Event), or if the Corporation effects a share split or share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [OS1 /OS0]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date prior to giving effect to such event

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event.
Any adjustment made pursuant to this clause (ii) shall become effective on the date that is immediately after (x) the Record Date or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (ii) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iii)	If the Corporation issues to all holders of Common Stock any rights, warrants, options or other securities (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a Reorganization Event) entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase shares of Common Stock, or if the Corporation issues to all holders of Common Stock securities convertible into Common Stock for a period of not more than 60 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock or a conversion price per share of Common Stock less than the Current Market Price of the Common Stock on the Record Date, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(OS0 + X) / (OS0 + Y)]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities (or upon conversion of such securities)

Y	=	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities (or the conversion price for such securities paid upon conversion) and (B) the Current Market Price per share of Common Stock immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.
For purposes of this clause (iii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the applicable Current Market Price per share of Common Stock on the applicable date, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration the Corporation receives for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors. If any right, warrant, option, other security or convertible security described in this clause (iii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the

Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

Any adjustment made pursuant to this clause (iii) shall become effective on the date that is immediately after the Record Date.

(iv)	(A) If the Corporation distributes capital stock (other than Common Stock), evidences of indebtedness or other assets or property of the Corporation to all holders of the Common Stock, excluding:
(x)	dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in clause (ii) or (iii) above,

(y)	dividends or distributions paid exclusively in cash, and

(z)	Spin-Offs (as described below),

then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [SP0 /(SP0 - FMV)]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price of the Common Stock on the Record Date

FMV	=	the fair market value (as determined in good faith by the Board of Directors) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date.
provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Corporation is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series B Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Corporation are distributed to holders of Common Stock, for each share of Series B Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Corporation such holder of Series B Preferred Stock would have received had such holder of Series B Preferred Stock owned a number of shares of Common Stock into which such Series B Preferred Stock is then convertible at the conversion rate in effect on the Record Date for such distribution.

An adjustment to the Conversion Rate made pursuant to this clause (iv)(A) shall be made successively whenever any such distribution is made and shall become effective on the Record Date.

(B)	If the Corporation distributes to all holders of the Common Stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Corporation (a “Spin-Off”), the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(FMV0 + MP0) /MP0]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

FMV0	=	the average volume weighted average price of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock for the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to the Common Stock on the Nasdaq or such other national or regional exchange or association or over-the-counter market or if not so traded or quoted, the fair market value (as determined in good faith by the Board of Directors) of the capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of the Common Stock

MP0	=	the Average VWAP of the Common Stock for the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to the Common Stock on the Nasdaq or such other U.S. national or regional exchange or market that is at that time the principal exchange or market for the Common Stock.
An adjustment to the Conversion Rate made pursuant to this clause (iv)(B) will occur on the 10th Trading Day from and including the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following and including the date of the Spin-Off, references with respect to the Spin-Off to “the 10 consecutive Trading Days” shall be deemed replaced with a period of consecutive Trading Days containing such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date and the adjustment in respect of such conversion shall occur immediately prior to the conversion.

If any such dividend or distribution described in this clause (iv) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v)	If the Corporation pays or makes any dividend or distribution consisting exclusively of cash to all holders of Common Stock in excess of regular quarterly dividends equal to the Dividend Threshold Amount, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [SP0 /(SP0 - C)]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price of the Common Stock as of the Record Date

C	=	the excess of the amount in cash per share that the Corporation distributes to holders of the Common Stock over the Dividend Threshold Amount.
An adjustment to the Conversion Rate made pursuant to this clause (v) shall become effective on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or distribution. If any dividend or distribution described in this clause (v) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(vi)	If the Corporation or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(FMV + (SP1 × OS1)) / (SP1 × OS0)]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Expiration Date

CR1	=	the new Conversion Rate in effect immediately after the Expiration Date

FMV	=	The fair market value (as determined in good faith by the Board of Directors) on the Expiration Date, of the

aggregate value of all cash and any other consideration paid or payable for the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)

OS0	=	the number of shares of Common Stock outstanding on the Expiration Date, including any Purchased Shares

OS1	=	the number of shares of Common Stock outstanding on the Expiration Date, excluding any Purchased Shares

SP1	=	the Average VWAP of the Common Stock for the 10 consecutive Trading-Day period commencing on the Trading Day next succeeding the Expiration Date.
If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to such Conversion Rate will be made. Any adjustment to a Conversion Rate made pursuant to this clause (vi) shall become effective on the date immediately following the last Trading Day included in the determination of the Average VWAP of the Common Stock for purposes of SP1 above; provided that in respect of any conversion within the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references to the “10 consecutive Trading Days” with respect to this clause (vi) shall be deemed replaced with a period of consecutive Trading Days containing such lesser number of Trading Days as have elapsed between the Expiration Date and the Conversion Date, and the adjustment in respect of such conversion shall occur immediately prior to the conversion. If the Corporation or one of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(vii)	If the Corporation has in effect a shareholder rights plan while any shares of Series B Preferred Stock remain outstanding, Holders of Series B Preferred Stock will receive, upon a conversion of Series B Preferred Stock, in addition to Common Stock, rights under the Corporation’s shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the shareholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Series B Preferred Stock would not be entitled to receive any rights in respect of the Common Stock, if any, that the Corporation is required to deliver upon conversion of Series B Preferred Stock, the Conversion Rate will be adjusted at the time of separation as if the Corporation had distributed to all holders of the Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to clause (iv) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a shareholder rights plan will not trigger an adjustment to the Conversion Rates pursuant to clauses (iii) or (iv) above.

          (f) The Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 6, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons. If any adjustment to the Conversion Rate is treated as a distribution to any U.S. Alien Holder which is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Holder.
          (g) No adjustment in any Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to the Conversion. No adjustment to the Conversion Rates need be made if Holders may participate in the transaction that would otherwise give rise to such adjustment, so long as the distributed assets or securities the Holders would receive upon conversion of shares of Series B Preferred Stock—if such assets or securities are convertible, exchangeable or exercisable—are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of shares of Series B Preferred Stock.
          (h) The applicable Conversion Rate shall not be adjusted:
(A)	upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(B)	upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation;

(C)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(D)	as a result of payment of regular quarterly dividends on the Common Stock not in excess of $0.10 per share (the “Dividend Threshold Amount”);

(E)	for a change in the par value of the Common Stock; or

(F)	as a result of a tender offer solely to holders of fewer than 100 shares of the Common Stock.
          (i) The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board, shall be final and conclusive unless clearly inconsistent with the intent hereof.
          (j) Whenever the Conversion Rate, is to be adjusted, the Corporation shall: (i) compute such adjusted Conversion Rate and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of a revised Conversion Rate, provide, or cause to be provided, a written notice to the Holders of shares of Series

B Preferred Stock of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Conversion Rate, provide, or cause to be provided, to the Holders of shares of Series B Preferred Stock, a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate, as applicable, was determined and setting forth such revised Conversion Rate. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     Section 7. Reorganization Events.
          (a) In the event that any of the following events occurs prior to the Conversion Date:
(i)	any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Corporation or another Person),

(ii)	any sale, transfer, lease or conveyance to another Person of all or substantially all of the Corporation’s property and assets, or

(iii)	any reclassification of the Common Stock into securities including securities other than the Common Stock (any such event specified in paragraphs (a) through (c) of this Section 7, a “Reorganization Event”), then each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall at each Holder’s option, subject to the applicable rules of Nasdaq Global Select Market or any other national securities exchange or automated quotation system where the Common Stock is listed and other applicable laws and regulations, upon the effective date and time (“Reorganization Effective Time”) of such Reorganization Event, be convertible into the kind of securities, cash and other property receivable in such Reorganization Event (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the Reorganization Event) per share of Common Stock (the “Exchange Property”) as if the Holder of such share of Series B Preferred Stock had converted such share into Common Stock immediately prior to such Reorganization Event and exercised his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event and in respect of which such rights of election shall have been exercised (“Electing Share”), then, for the purpose of this Section 7 the kind and amount of securities, cash and other property receivable upon such Reorganization Event by the holder of each Electing Share shall be deemed to be the weighted average of the kinds and amounts so receivable per share by the holders of the Electing Shares). The amount of Exchange Property receivable upon any Reorganization Event shall be determined based upon the Conversion Rate in effect on such Reorganization Effective Time.
     The above provisions of this Section 7 shall similarly apply to successive Reorganization Events and the provisions of Section 8 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.
     The Corporation (or any successor) shall, within 20 days of the Effective Time of any Reorganization Event, provide written notice to the Holders of the occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 7.
     The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series B Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 7.

     Section 8. Reservation of Common Stock.
          (a) Following the receipt of the Shareholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. For purposes of this Section 8 (a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
          (b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
          (c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
          (d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental or regulatory authority.
          (e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the Nasdaq Capital Market or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series B Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of shares of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of shares of Series B Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 9. Fractional Shares.
          (a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Series B Preferred Stock.
          (b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any Conversion, the Corporation shall at its option either (i) issue to such Holder an amount of shares rounded up to the next whole share of Common Stock or (ii) pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Current Market Price of the Common Stock as of the end of the Trading Day preceding the Conversion Date.
          (c) If more than one share of the Series B Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

     Section 10. Liquidation Rights.
          (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each Holder of shares of Series B Preferred Stock shall be entitled to receive for each share of Series B Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount equal to the sum of (i) Liquidation Amount per share of Series B Preferred Stock and (ii) any declared and unpaid dividends on such share to the extent provided in Section 4 (all such amounts collectively, the “Liquidation Preference”).
          (b) Partial Payment. If in any distribution described in Section 10(a) of the Corporation’s assets or the proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series B Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series B Preferred Stock as to such distribution, Holders of Series B Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions (including, if applicable, dividends on such amount) to which they are entitled.
          (c) Residual Distributions. If the Liquidation Preference has been paid in full to all Holders of Series B Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series B Preferred Stock as to such distribution has been paid in full, the Holders of the Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation (or proceeds thereof).
          (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 11, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of shares of Series B Preferred Stock receive cash, securities or other property for their shares, or the sale, lease, or exchange (for cash, securities or other property) or pledge of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
     Section 11. No Sinking Fund. The shares of Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of shares of Series B Preferred Stock will have no right to require redemption or repurchase of any shares of Series B Preferred Stock.
     Section 12. Status of Repurchased Shares. Shares of Series B Preferred Stock that are converted into Common Stock or repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock undesignated as to series (provided that any such cancelled shares of Series B Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series B Preferred Stock).
     Section 13. Voting Rights.
          (a) General. The Holders of shares of Series B Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. Holders of shares of Series B Preferred Stock will be entitled to one vote for each such share on any matter on which Holders of shares of Series B Preferred Stock are entitled to vote, including any action by written consent.
          (b) Voting Rights as to Particular Matters. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles, the affirmative vote or consent of the Holders of at least 66 2/3% of the shares of Series B Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)	Authorization of Senior Stock. Any amendment or alteration of the Articles or any articles of amendment thereto to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)	Amendment of Series B Preferred Stock. Any amendment, alteration or repeal of any provision of the Articles or these Articles of Amendment thereto (including, unless no vote on such merger or consolidation is required by clause (iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of shares of Series B Preferred Stock; or

(iii)	Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the shares of Series B Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of shares of Series B Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 13(b), the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders of outstanding shares of the Series B Preferred Stock.
          (c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Corporation’s Articles, the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Series B Preferred Stock is listed or traded at the time.
          (d) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Series B Preferred Stock, if any shares of Series B Preferred Stock remain outstanding, have not been paid for an aggregate of three or more Dividend Periods, in each case whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series B Preferred Stock shall have the right, together with holders of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of shareholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period, on all outstanding shares of Series B Preferred Stock have been declared and paid in full.
     Further, if any other class or series of Voting Parity Stock at any time has the right to elect such a Preferred Director, holders of Series B Preferred Stock will have the right, together with holders of all classes or series of Voting Parity Stock, to elect such Preferred Director. The voting rights with respect to such Preferred Directors are subject to the terms and limitations of such rights set forth in the Series A Preferred Stock Articles of Amendment.
     Section 14. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
     Section 15. Notices. All notices or communications in respect of Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles of Amendment, in the Articles or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series B Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders of Series B Preferred Stock in any manner permitted by such facility.
     Section 16. No Preemptive Rights; No Redemption Rights. No share of Series B Preferred Stock shall have any preemptive rights whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. No holder of shares of Series B Preferred Stock shall have at any time the right to put such shares of Series B Preferred Stock to the Corporation or to have the Corporation redeem any shares of Series B Preferred Stock.
     Section 17. Redemption by the Corporation. The Series B Preferred Stock shall not be redeemable by the Corporation. In all events, any repurchase or redemption of Series B Preferred Stock shall be subject to the prior approval of the Corporation’s primary federal banking regulator, if required by applicable law or regulation or if such approval is a requirement to the Series B Preferred Stock being classified as Tier 1 capital (or the equivalent) for bank regulatory purposes, together with any other required regulatory approvals.
     Section 18. Replacement Stock Certificates. If any of the Series B Preferred Stock Certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock Certificate, or in lieu of and substitution for the Series B Preferred Stock Certificate lost, stolen or destroyed, a new Series B Preferred Stock Certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock Certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.
     Section 19. Transfer Agent, Registrar, Conversion and Dividend Paying Agent. The duly appointed transfer agent, registrar, conversion and dividend paying agent for shares of Series B Preferred Stock shall be the Transfer Agent. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of shares of Series B Preferred Stock.
     Section 20. Form. The Series B Preferred Stock shall be issued in the form of one or more definitive shares in fully registered form in substantially the form attached hereto as Exhibit A (each, a “Series B Preferred Stock Certificate”), which is hereby incorporated in and expressly made a part of these Articles of Amendment. Each Series B Preferred Stock Certificate shall reflect the number of shares of Series B Preferred Stock represented thereby, and may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Series B Preferred Stock Certificate shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.
     A duly authorized officer of the Corporation shall sign each Series B Preferred Stock Certificate for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an officer whose signature is on a Series B Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series B Preferred Stock Certificate, the Series B Preferred Stock Certificate shall be valid nevertheless. A Series B Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Series B Preferred Stock Certificate. Each Series B Preferred Stock Certificate shall be dated the date of its countersignature.
     Section 21. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
     Section 22. Other Rights. The shares of Series B Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, or in the Articles or as provided by applicable law.
III.
These Articles of Amendment were duly adopted by the Board of Directors on April 7, 2010.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the Corporation has authorized and caused these Articles of Amendment to be signed by its Chairman and Chief Executive Officer as of April 8, 2010.

SEACOAST BANKING CORPORATION OF FLORIDA

By:
Name:	Dennis S. Hudson, III
Title:	Chairman & Chief Executive Officer

Exhibit A

Number	Shares
PA[ ]	[Number of Shares]
SEACOAST BANKING CORPORATION OF FLORIDA
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

THIS CERTIFIES THAT	NAME	CUSIP 811707 504

is the owner of	[NUMBER OF SHARES]
FULLY PAID AND NON-ASSESSABLE SHARES OF MANDATORILY CONVERTIBLE NONCUMULATIVE
NONVOTING PREFERRED STOCK, SERIES B, $0.10 PAR VALUE OF
SEACOAST BANKING CORPORATION OF FLORIDA,
transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation, as amended, and By-laws of the Corporation as now or hereafter amended to all of which the holder hereof by acceptance hereby assents.
This certificate is not valid unless countersigned by the Transfer Agent.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Dennis S. Hudson, III CHAIRMAN AND CHIEF
EXECUTIVE OFFICER

/s/ Sharon Mehl
SECRETARY

[CORPORATE SEAL]
COUNTERSIGNED AND
REGISTERED
Continental Stock Transfer & Trust
Co.
TRANSFER AGENT AND
REGISTRAR

By:
Authorized Signature

SEACOAST BANKING CORPORATION OF FLORIDA
     THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.
     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE CORPORATION WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE CORPORATION OR THE TRANSFER AGENT.
     THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, EFFECTIVE AS OF THE EFFECTIVENESS DATE THEREOF, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AT THE CORPORATION’S PRINCIPAL EXECUTIVE OFFICES.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT-		Custodian
		(Cust)		(Minor)

under Uniform Gifts to Minors Act
(State)
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of
survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE
For value received, do hereby sell, assign and transfer unto
Shares of the Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series B, represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                      Attorney to transfer the Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:
THE SIGNATURE(S) SHOULD BE
GUARANTEED BY
AN “ELIGIBLE GUARANTOR INSTITUTION”

Notice: The signature(s) to this assignment
must correspond with the name(s) as written
upon the face of the certificate, in every
particular, without alternation or enlargement,
or any change whatever.
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM
PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.
SIGNATURE GUARANTEED BY:

Exhibit A-2
Form of Preferred Stock Articles of Amendment
Series C Preferred Stock

SEACOAST BANKING CORPORATION OF FLORIDA
ARTICLES OF AMENDMENT
to the
AMENDED AND RESTATED ARTICLES OF INCORPORATION
DESIGNATING
MANDATORILY CONVERTIBLE NONCUMULATIVE NONVOTING PREFERRED STOCK, SERIES C
     SEACOAST BANKING CORPORATION OF FLORIDA, a corporation organized and existing under the laws of the State of Florida (the “Corporation”), in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act (the “FBCA”) thereof, hereby certifies:
I.
     The name of the Corporation is “Seacoast Banking Corporation of Florida.”
II.
     The Corporation’s Board of Directors, in accordance with the Corporation’s Amended and Restated Articles of Incorporation, as amended (the “Articles”) and bylaws, as amended (the “Bylaws”) and applicable law, including Sections 607.0602 and 607.0621 of the FBCA, has adopted the following resolution on April 7, 2010 for the purpose of designating and establishing a series of shares of $0.10 par value preferred stock of the Corporation designated as “Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series C”:
     RESOLVED, that pursuant to the Corporation’s Articles and Bylaws and applicable law, a series of Preferred Stock, par value $0.10 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
     Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series C”, $0.10 par value per share (the “Series C Preferred Stock”).
     Section 2. Number of Shares. The total number of authorized shares of Series C Preferred Stock shall be 200,000 shares, which may from time to time be increased or decreased (but not below the number then outstanding) by the Corporation’s Board of Directors.
     Section 3. Definitions. As used herein, the following terms shall have the meanings specified below:
          “Average VWAP” means the average of the VWAP for each Trading Day in the relevant period.
          “Board” or “Board of Directors” means the Corporation’s board of directors or, with respect to any action to be taken by such board of directors, any committee of the board of directors duly authorized to take such action.
          “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York or Stuart, Florida are authorized or required by law, regulation or executive order to close.

          “Common Stock” means the common stock, par value $0.10 per share, of the Corporation.
          “Conversion” means a Mandatory Conversion.
          “Conversion Date” has the meaning set forth in Section 5(a).
          “Conversion Rate” means, initially, 645.1613 shares of Common Stock per share of Series C Preferred Stock issuable upon Conversion, based on an initial Conversion Price of $1.55 per share of Common Stock, and is subject to adjustment as provided herein.
          “Conversion Price” means the Liquidation Amount per share of Series C Preferred Stock divided by the Conversion Rate then in effect. The initial Conversion Price is $1.55.
          “Current Market Price” of the Common Stock on any day, means the Average VWAP of the Common Stock for the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (i) through (vi) of Section 6(e). For purposes of this definition, “ex-date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance or distribution.
          “Depositary” means DTC or its nominee, Cede & Co., or any successor appointed by the Corporation.
          “Dividend Payment Date” means April 15 and October 15 of each year, commencing October 15, 2010.
          “Dividend Payment Commencement Date” means October 15, 2010.
          “Dividend Period” means the period commencing on and including a Dividend Payment Date (or, with respect to the first Dividend Period, commencing on and including the Issue Date) and ending on and including the day immediately preceding the next succeeding Dividend Payment Date.
          “Dividend Threshold Amount” has the meaning set forth in Section 6(h)(D).
          “DTC” means The Depository Trust Company.
          “Holder” means the Person in whose name the shares of the Series C Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Series C Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.
          “Issue Date” means the first date of issuance of shares of Series C Preferred Stock.
          “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation issued in the future unless the terms of which expressly provide that it ranks senior to, or on a parity with, Series C Preferred Stock as to rights dividend rights and/or as to on liquidation, dissolution or winding up of the Corporation.
          “Liquidation Amount” means, initially, $1,000 per share of Series C Preferred Stock (as subsequently adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series C Preferred Stock).
          “Liquidation Preference” has the meaning set forth in Section 10(a).
          “Mandatory Conversion” has the meaning set forth in Section 5(a).

          “Market Disruption Event” means any of the following events has occurred: (i) any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Stock or in futures or option contracts relating to the Common Stock on the relevant exchange or quotation system, (ii) any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock on any relevant exchange or quotation system, or (iii) the failure to open of the exchange or quotation system on which the Common Stock or futures or options contracts relating to the Common Stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.
          “Nasdaq” means the Nasdaq Global Select Market or other Nasdaq market in which the Corporation’s Common Stock is then traded.
          “Notice of Mandatory Conversion” has the meaning set forth in Section 5(b).
          “Parity Stock” means the Corporation’s Series A Preferred Stock, Series B Preferred Stock and any class or series of stock of the Corporation (other than the Series C Preferred Stock) authorized in the future the terms of which expressly provide that such class or series will rank on a parity with Series C Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or noncumulatively).
          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
          “Preferred Director” has the meaning set forth in Section 13(d).
          “Preferred Stock” means any and all series of the Corporation’s preferred stock, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.
          “Record Date” means, (i) with respect to payment of dividends on outstanding shares of Series C Preferred Stock, the 1st calendar day immediately preceding the relevant Dividend Payment Date or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date, and (ii), for purpose of an adjustment to the Conversion Rate pursuant to Section 6, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          “Record Holder” means, as to any day, the Holder of record of outstanding shares of Series C Preferred Stock as they appear on the stock register of the Corporation at the close of business on such day.
          “Registrar” means the Transfer Agent.
          “Regulatory Approvals” with respect to any Holder, means the collective reference, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series C Preferred Stock into Common Stock and to own such Common Stock without such Holder being in violation of applicable law, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the federal Bank Holding Company Act of 1956, as amended (the “BHC

Act”), the federal Change in Bank Control Act (the “CIBC Act”) or any similar state laws, Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the competition or merger control laws of other jurisdictions, in each case to the extent necessary to permit such Holder to convert such shares of Series C Preferred Stock and own shares of Common Stock pursuant to these Articles of Amendment.
          “Reorganization Event” has the meaning set forth in Section 7.
          “Series A Preferred Stock” means the Corporation’s Fixed Rate Perpetual Stock, Series A, designated and authorized by the Corporation on December 18, 2008.
          “Series A Preferred Stock Articles of Amendment” means the Articles of Amendment to the Articles filed by the Corporation to the Florida Department of State on December 18, 2008 designating Series A Preferred Stock.
          “Series B Preferred Stock” means the Corporation’s Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series B, designated and authorized by the Corporation previously.
          “Series C Preferred Stock Certificates” has the meaning set forth in Section 20.
          “Shareholder Approvals” means all shareholder approvals necessary to (i) approve the issuance of Common Stock upon the Mandatory Conversion for purposes of Rule 5635 of the Nasdaq Listing Rules, and (ii) amend the Articles to increase the number of authorized shares of Common Stock to permit the Mandatory Conversion in full and to provide additional authorized shares of Common Stock for general corporate purposes.
          “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Nasdaq is open for trading, or, if the Common Stock (or any other securities, cash or other property into which shares of the Series C Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the Nasdaq, any day on which the principal national securities exchange or trading system on which the Common Stock (or such other property) is listed or traded is open for trading, or, if the Common Stock (or such other property) is not listed on a national securities exchange or traded on a trading system, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 P.M. Eastern Time or the then standard closing time for regular trading on the relevant exchange or trading system.
          “Transfer Agent” means Continental Stock Transfer & Trust Co., subject to the appointment of a successor transfer agent as provided in Section 19.
          “U.S. Alien Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.
          “Voting Parity Stock” means, with regard to any matter as to which the holders of Series C Preferred Stock are entitled to vote as specified in Section 13(a) and (d) of these Articles of Amendment, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
          “VWAP” means, on any Trading Day the volume weighted average price per share of Common Stock as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 A.M. to 4:00 P.M., Eastern Time, on such Trading Day; or, if such price is not available, the volume weighted average price means the market value per share of our Common Stock on such trading day as determined by a nationally recognized independent investment banking firm retained by us for this purpose.
     Section 4. Dividends.
          (a) Commencing on the Issue Date, Holders of shares of outstanding Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the

Corporation legally available therefor, noncumulative dividends in arrears at the rate per annum of 15% per share on the Liquidation Amount (equivalent to $150.00 per annum per share), payable semi-annually on each Dividend Payment Date beginning on the Dividend Payment Commencement Date until the Conversion Date. If, as provided in Section 5(a) below, any outstanding shares of Series C Preferred Stock are not converted on the Conversion Date, each such share of Series C Preferred Stock, while outstanding, shall, upon and following the Conversion Date bear noncumulative dividends payable, when, as and if declared by the Corporation’s board of directors, at the same date and in amounts equal to the number of shares of Common Stock into which each share of Series C Preferred Stock is then convertible, multiplied by the dividend declared and payable per share of Common Stock. Dividends will be payable on a Dividend Payment Date to Holders that are Record Holders of the applicable Record Date with respect to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next Business Day without adjustment and without interest. Accumulations of dividends on shares of Series C Preferred Stock shall not bear interest. Dividends payable for any period other than a full Dividend Period (based on the number of actual days elapsed during the period) shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months.
          (b) Dividends on the Series C Preferred Stock are not cumulative. To the extent that the Board of Directors does not declare and pay dividends on the Series C Preferred Stock for a Dividend Period prior to the related Dividend Payment Date, in full or otherwise, such unpaid dividend shall not accrue and shall cease to be payable. The Corporation shall have no obligation to pay dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or to pay interest (or any other sum of money in lieu of interest) with respect to such dividends, whether or not the Corporation declares dividends on the Series C Preferred Stock for any subsequent Dividend Period.
          (c) Prior to the Conversion, no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of any Junior Stock.
          (d) So long as any share of Series C Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to this Section 4(d) in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all dividends on all outstanding shares of the Series C Preferred Stock for any Dividend Period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders of shares of Series C Preferred Stock on the applicable Record Date). The foregoing limitation shall not apply to (i) any dividends or distributions of rights or Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (ii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Issue Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.
          (e) When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Record Date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon shares of Series C Preferred Stock and any shares of Parity Stock, all dividends declared on shares of Series C Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as full dividends payable on the Series C Preferred Stock for such Dividend Period and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the Holders of shares of Series C Preferred Stock prior to such Dividend Payment Date.
          (f) Notwithstanding anything contained in the immediately preceding paragraph, if, at any Dividend Payment Date, the Corporation is prohibited by applicable governmental or regulatory authority from paying dividends on the Series C Preferred Stock, but is permitted to pay dividends on the Corporation’s outstanding Series A Preferred Stock, the Corporation may pay dividends on shares of the Series A Preferred Stock without giving pro rata effect to accrued dividends with respect to the Series C Preferred Stock.
          (g) If the Conversion Date with respect to any share of Series C Preferred Stock is on or prior to the Dividend Payment Commencement Date, the Holder of such share of Series C Preferred Stock will not have any right to receive any dividends on the Series C Preferred Stock with respect to such Dividend Period, whether upon Conversion or otherwise.
          (h) All dividends on shares of Series C Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, paid on shares of Series C Preferred Stock shall be made in cash. No fractional shares of Common Stock shall be delivered to Holders in payment or partial payment of a dividend.
          (i) Prior to the close of business on the Conversion Date, shares of Common Stock issuable upon the Mandatory Conversion thereof, or other securities issuable upon conversion of, such share of Series C Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock) by virtue of holding such share of Series C Preferred Stock.
     Section 5. Mandatory Conversion; Conversion Procedures.
          (a) Effective as of the close of business on the fifth (5th) Business Day following the date on which the Shareholder Approvals have been received (the “Conversion Date”) with respect to Series C Preferred Stock, all shares of Series C Preferred Stock shall automatically convert into shares of Common Stock as set forth below (the “Mandatory Conversion”). The number of shares of Common Stock into which a share of Series C Preferred Stock shall be convertible shall be determined by dividing the Liquidation Amount by the Conversion Price (subject to the conversion procedures of Section 6 hereof) plus cash in lieu of fractional shares in accordance with Section 9 hereof; provided that, notwithstanding anything to the contrary contained in these Articles of Amendment, the number of shares of Common Stock to be issued to any Holder pursuant to these Articles of Amendment shall be issued to the extent (but only to the extent) that the issuance of such shares of Common Stock would not (i) cause or result in such Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote or dispose of securities which would represent more than 9.99% of the voting securities of any class or series of the Corporation’s capital stock outstanding at such time, (ii) otherwise cause such Holder or any of its Affiliates to be required to file a notice or application for approval under the BHC Act, the CIBC Act or any similar state or federal statute or (iii) require such Holder or any of its Affiliates to obtain the prior approval of any bank regulator (collectively, the “Ownership Limit”); provided, further, that any shares of Common Stock that would otherwise be issued to the Holder upon conversion of shares of Series C Preferred Stock held by such Holder, but cannot be issued to such Holder at the time of conversion as a result of the Ownership Limit, shall thereafter be issued to such Holder on the first date on which such issuance would not cause or result in a violation of the Ownership Limit, and, provided further, that such restriction or conversion shall not apply to any bank holding company controlling the Corporation as of the date hereof. Upon the Conversion Date, the certificate representing shares of Series C Preferred Stock shall represent solely the right to receive the number of shares of Common Stock (plus cash in lieu of fractional shares) issuable upon the Conversion Date for each share of Series C Preferred Stock held.
          (b) Upon receipt of the Shareholder Approvals, the Corporation shall provide, within one (1) Business Day thereafter, notice of conversion to each Holder (such notice a “Notice of Mandatory

Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:
(i)	the Conversion Date;

(ii)	a form of letter of transmittal to completed and returned to the Transfer Agent;

(iii)	the number of shares of Common Stock (plus cash in lieu of fractional shares, if any) to be issued upon conversion of each share of Series C Preferred Stock held of record by such Holder and subject to such Mandatory Conversion; and

(iv)	the place or places where Series C Preferred Stock Certificates (if held in certificated form) held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.
          (c) If the Holder specifies in the letter of transmittal that shares of Common Stock issuable upon Conversion of shares of Series C Preferred Stock shall be issued to a Person other than the Holder surrendering the shares of Series C Preferred Stock being converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued. In the event that such Holder fails to surrender the required number of shares within 30 days after the Conversion Date, the Corporation shall, by written notice to such Holder, indicate which shares have been converted pursuant to Section 5(a).
          (d) Upon receipt by the Transfer Agent of a completed and duly executed letter of transmittal as set forth in Section 5(b), compliance with Section 5(c), if applicable, and surrender of the Series C Preferred Stock Certificate(s) to be converted (if held in certificated form), the Corporation shall, within two (2) Business Days following the receipt of certificate surrendered for issuance of Common Stock, subject to (i) the receipt of a written notice from a Holder of the receipt of necessary Regulatory Approval, if any is applicable, and (ii) if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) of such Holder or the name(s) specified by such Holder in the completed letter of transmittal, if any.
     Section 6. Certain Conversion Procedures and Adjustments.
          (a) On any Conversion Date, dividends shall no longer be declared or paid on any such shares of Series C Preferred Stock for the current Dividend Period and any prior Dividend Periods and any shares of Series C Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares to receive solely (i) the number of shares of Common Stock into which such shares of Series C Preferred Stock are convertible, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4, and (iii) and payment to which they are entitled pursuant to Sections 5 and 9, as applicable.
          (b) No allowance or adjustment, except as set forth in this Section 6, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Conversion Date. Prior to such applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series C Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Series C Preferred Stock shall have no rights as holders or otherwise with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series C Preferred Stock.
          (c) Shares of Series C Preferred Stock duly converted in accordance herewith, or otherwise reacquired by the Corporation, shall resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance (provided that any such cancelled shares of Series C may be reissued only as shares of any series of Preferred Stock other than Series C Preferred Stock).

          (d) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series C Preferred Stock shall be treated for all purposes as the Record Holder(s) of such shares of Common Stock and/or securities as of the close of business on the Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series C Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.
          (e) The Conversion Rate shall be adjusted from time to time as follows:
(i)	If the Shareholder Approvals are not received within 75 calendar days following the Issue Date, the Conversion Price will be decreased (in addition to any other adjustments pursuant to this Section 6) by 10% effective as of 76th day following the Issue Date and the Conversion Rate shall concurrently be adjusted to give effect to such change.

(ii)	If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock (other than in connection with a Reorganization Event), or if the Corporation effects a share split or share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [OS1 /OS0]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date prior to giving effect to such event

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event.
Any adjustment made pursuant to this clause (ii) shall become effective on the date that is immediately after (x) the Record Date or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (ii) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iii)	If the Corporation issues to all holders of Common Stock any rights, warrants, options or other securities (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a Reorganization

Event) entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase shares of Common Stock, or if the Corporation issues to all holders of Common Stock securities convertible into Common Stock for a period of not more than 60 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock or a conversion price per share of Common Stock less than the Current Market Price of the Common Stock on the Record Date, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(OS0 + X) / (OS0 + Y)]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities (or upon conversion of such securities)

Y	=	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities (or the conversion price for such securities paid upon conversion) and (B) the Current Market Price per share of Common Stock immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.
For purposes of this clause (iii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the applicable Current Market Price per share of Common Stock on the applicable date, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration the Corporation receives for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors. If any right, warrant, option, other security or convertible security described in this clause (iii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

Any adjustment made pursuant to this clause (iii) shall become effective on the date that is immediately after the Record Date.

(iv)	(A) If the Corporation distributes capital stock (other than Common Stock), evidences of indebtedness or other assets or property of the Corporation to all holders of the Common Stock, excluding:
(x)	dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in clause (ii) or (iii) above,

(y)	dividends or distributions paid exclusively in cash, and

(z)	Spin-Offs (as described below),

then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [SP0 /(SP0 - FMV)]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price of the Common Stock on the Record Date

FMV	=	the fair market value (as determined in good faith by the Board of Directors) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date.
provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Corporation is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series C Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Corporation are distributed to holders of Common Stock, for each share of Series C Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Corporation such holder of Series C Preferred Stock would have received had such holder of Series C Preferred Stock owned a number of shares of Common Stock into which such Series C Preferred Stock is then convertible at the conversion rate in effect on the Record Date for such distribution.

An adjustment to the Conversion Rate made pursuant to this clause (iv)(A) shall be made successively whenever any such distribution is made and shall become effective on the Record Date.

(B) If the Corporation distributes to all holders of the Common Stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Corporation (a “Spin-Off”), the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(FMV0 + MP0) /MP0]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

FMV0	=	the average volume weighted average price of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock for the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to the Common Stock on the Nasdaq or such other national or regional exchange or association or over-the-counter market or if not so traded or quoted, the fair market value (as determined in good faith by the Board of Directors) of the capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of the Common Stock

MP0	=	the Average VWAP of the Common Stock for the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to the Common Stock on the Nasdaq or such other U.S. national or regional exchange or market that is at that time the principal exchange or market for the Common Stock.
An adjustment to the Conversion Rate made pursuant to this clause (iv)(B) will occur on the 10th Trading Day from and including the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following and including the date of the Spin-Off, references with respect to the Spin-Off to “the 10 consecutive Trading Days” shall be deemed replaced with a period of consecutive Trading Days containing such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date and the adjustment in respect of such conversion shall occur immediately prior to the conversion.

If any such dividend or distribution described in this clause (iv) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v)	If the Corporation pays or makes any dividend or distribution consisting exclusively of cash to all holders of Common Stock in excess of regular quarterly dividends equal to the Dividend Threshold Amount, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [SP0 /(SP0 - C)]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price of the Common Stock as of the Record Date

C	=	the excess of the amount in cash per share that the Corporation distributes to holders of the Common Stock over the Dividend Threshold Amount.
An adjustment to the Conversion Rate made pursuant to this clause (v) shall become effective on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or distribution. If any dividend or distribution described in this clause (v) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(vi)	If the Corporation or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(FMV + (SP1 × OS1)) / (SP1 × OS0)]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Expiration Date

CR1	=	the new Conversion Rate in effect immediately after the Expiration Date

FMV	=	The fair market value (as determined in good faith by the Board of Directors) on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)

OS0	=	the number of shares of Common Stock outstanding on the Expiration Date, including any Purchased Shares

OS1	=	the number of shares of Common Stock outstanding on the Expiration Date, excluding any Purchased Shares

SP1	=	the Average VWAP of the Common Stock for the 10 consecutive Trading-Day period commencing on the Trading Day next succeeding the Expiration Date.
If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to such Conversion Rate will be made. Any adjustment to a Conversion Rate made pursuant to this clause (vi) shall become effective on the date immediately following the last Trading Day included in the determination of the Average VWAP of the Common Stock for purposes of SP1 above; provided that in respect of any conversion within the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references to the “10 consecutive Trading Days” with respect to this clause (vi) shall be deemed replaced with a period of consecutive Trading Days containing such lesser number of Trading Days as have elapsed between the Expiration Date and the Conversion Date, and the adjustment in respect of such conversion shall occur immediately prior to the conversion. If the Corporation or one of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(vii)	If the Corporation has in effect a shareholder rights plan while any shares of Series C Preferred Stock remain outstanding, Holders of Series C Preferred Stock will receive, upon a conversion of Series C Preferred Stock, in addition to Common Stock, rights under the Corporation’s shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the shareholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Series C Preferred Stock would not be entitled to receive any rights in respect of the Common Stock, if any, that the Corporation is required to deliver upon conversion of Series C Preferred Stock, the Conversion Rate will be adjusted at the time of separation as if the Corporation had distributed to all holders of the Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to clause (iv) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a shareholder rights plan will not trigger an adjustment to the Conversion Rates pursuant to clauses (iii) or (iv) above.
          (f) The Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 6, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons. If any adjustment to the Conversion Rate is treated as a distribution to any U.S. Alien Holder which is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Holder.
          (g) No adjustment in any Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to the Conversion. No adjustment to the Conversion Rates need be made if Holders may participate in the transaction that would otherwise give rise to such adjustment, so long as the distributed assets or securities the Holders would receive upon conversion of shares of Series C Preferred Stock—if such assets or securities are convertible, exchangeable or exercisable—are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of shares of Series C Preferred Stock.
          (h) The applicable Conversion Rate shall not be adjusted:
(A)	upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(B)	upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation;

(C)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(D)	as a result of payment of regular quarterly dividends on the Common Stock not in excess of $0.10 per share (the “Dividend Threshold Amount”);

(E)	for a change in the par value of the Common Stock; or

(F)	as a result of a tender offer solely to holders of fewer than 100 shares of the Common Stock.
          (i) The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board, shall be final and conclusive unless clearly inconsistent with the intent hereof.
          (j) Whenever the Conversion Rate, is to be adjusted, the Corporation shall: (i) compute such adjusted Conversion Rate and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of a revised Conversion Rate, provide, or cause to be provided, a written notice to the Holders of shares of Series C Preferred Stock of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Conversion Rate, provide, or cause to be provided, to the Holders of shares of Series C Preferred Stock, a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate, as applicable, was determined and setting forth such revised Conversion Rate. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     Section 7. Reorganization Events.
          (a) In the event that any of the following events occurs prior to the Conversion Date:
(i)	any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Corporation or another Person),

(ii)	any sale, transfer, lease or conveyance to another Person of all or substantially all of the Corporation’s property and assets, or

(iii)	any reclassification of the Common Stock into securities including securities other than the Common Stock (any such event specified in paragraphs (a) through (c) of this Section 7, a “Reorganization Event”), then each share of Series C Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall at each Holder’s option, subject to the applicable rules of Nasdaq Global Select Market or any other national securities exchange or automated quotation system where the Common Stock is listed and other applicable laws and regulations, upon the effective date and time (“Reorganization Effective Time”) of such Reorganization Event, be convertible into the kind of securities, cash and other property receivable in such Reorganization Event (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the Reorganization Event) per share of Common Stock (the “Exchange Property”) as if the Holder of such share of Series C Preferred Stock had converted such share into Common Stock immediately prior to such Reorganization Event and exercised his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event and in respect of which such rights of election shall have been exercised (“Electing Share”), then, for the purpose of this Section 7 the kind and amount of securities, cash and other property receivable upon such Reorganization Event by the holder of each Electing Share shall be deemed to be the weighted average of the kinds and amounts so receivable per share by the holders of the Electing Shares). The amount of Exchange Property receivable upon any Reorganization Event shall be determined based upon the Conversion Rate in effect on such Reorganization Effective Time.
     The above provisions of this Section 7 shall similarly apply to successive Reorganization Events and the provisions of Section 8 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.
     The Corporation (or any successor) shall, within 20 days of the Effective Time of any Reorganization Event, provide written notice to the Holders of the occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 7.
     The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series C Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 7.

     Section 8. Reservation of Common Stock.
          (a) Following the receipt of the Shareholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Series C Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred Stock then outstanding. For purposes of this Section 8 (a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
          (b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series C Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
          (c) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
          (d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental or regulatory authority.
          (e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the Nasdaq Capital Market or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series C Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of shares of Series C Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of shares of Series C Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 9. Fractional Shares.
          (a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Series C Preferred Stock.
          (b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any Conversion, the Corporation shall at its option either (i) issue to such Holder an amount of shares rounded up to the next whole share of Common Stock or (ii) pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Current Market Price of the Common Stock as of the end of the Trading Day preceding the Conversion Date.
          (c) If more than one share of the Series C Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series C Preferred Stock so surrendered.

     Section 10. Liquidation Rights.
          (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each Holder of shares of Series C Preferred Stock shall be entitled to receive for each share of Series C Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount equal to the sum of (i) Liquidation Amount per share of Series C Preferred Stock and (ii) any declared and unpaid dividends on such share to the extent provided in Section 4 (all such amounts collectively, the “Liquidation Preference”).
          (b) Partial Payment. If in any distribution described in Section 10(a) of the Corporation’s assets or the proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series C Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series C Preferred Stock as to such distribution, Holders of Series C Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions (including, if applicable, dividends on such amount) to which they are entitled.
          (c) Residual Distributions. If the Liquidation Preference has been paid in full to all Holders of Series C Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series C Preferred Stock as to such distribution has been paid in full, the Holders of the Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation (or proceeds thereof).
          (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 11, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of shares of Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease, or exchange (for cash, securities or other property) or pledge of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
     Section 11. No Sinking Fund. The shares of Series C Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of shares of Series C Preferred Stock will have no right to require redemption or repurchase of any shares of Series C Preferred Stock.
     Section 12. Status of Repurchased Shares. Shares of Series C Preferred Stock that are converted into Common Stock or repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock undesignated as to series (provided that any such cancelled shares of Series C Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series C Preferred Stock).
     Section 13. Voting Rights.
          (a) General. The Holders of shares of Series C Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. Holders of shares of Series C Preferred Stock will be entitled to one vote for each such share on any matter on which Holders of shares of Series C Preferred Stock are entitled to vote, including any action by written consent.
          (b) Voting Rights as to Particular Matters. So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles, the affirmative vote or consent of the Holders of at least 66 2/3% of the shares of Series C Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)	Authorization of Senior Stock. Any amendment or alteration of the Articles or any articles of amendment thereto to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to the Series C Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)	Amendment of Series C Preferred Stock. Any amendment, alteration or repeal of any provision of the Articles or these Articles of Amendment thereto (including, unless no vote on such merger or consolidation is required by clause (iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of shares of Series C Preferred Stock; or

(iii)	Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the shares of Series C Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of shares of Series C Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 13(b), the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders of outstanding shares of the Series C Preferred Stock.
          (c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Corporation’s Articles, the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Series C Preferred Stock is listed or traded at the time.
          (d) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Series C Preferred Stock, if any shares of Series C Preferred Stock remain outstanding, have not been paid for an aggregate of three or more Dividend Periods, in each case whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series C Preferred Stock shall have the right, together with holders of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of shareholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period, on all outstanding shares of Series C Preferred Stock have been declared and paid in full.
     Further, if any other class or series of Voting Parity Stock at any time has the right to elect such a Preferred Director, holders of Series C Preferred Stock will have the right, together with holders of all classes or series of Voting Parity Stock, to elect such Preferred Director. The voting rights with respect to such Preferred Directors are subject to the terms and limitations of such rights set forth in the Series A Preferred Stock Articles of Amendment.
     Section 14. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
     Section 15. Notices. All notices or communications in respect of Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles of Amendment, in the Articles or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series C Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders of Series C Preferred Stock in any manner permitted by such facility.
     Section 16. No Preemptive Rights; No Redemption Rights. No share of Series C Preferred Stock shall have any preemptive rights whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. No holder of shares of Series C Preferred Stock shall have at any time the right to put such shares of Series C Preferred Stock to the Corporation or to have the Corporation redeem any shares of Series C Preferred Stock.
     Section 17. Redemption by the Corporation. The Series C Preferred Stock shall not be redeemable by the Corporation. In all events, any repurchase or redemption of Series C Preferred Stock shall be subject to the prior approval of the Corporation’s primary federal banking regulator, if required by applicable law or regulation or if such approval is a requirement to the Series C Preferred Stock being classified as Tier 1 capital (or the equivalent) for bank regulatory purposes, together with any other required regulatory approvals.
     Section 18. Replacement Stock Certificates. If any of the Series C Preferred Stock Certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series C Preferred Stock Certificate, or in lieu of and substitution for the Series C Preferred Stock Certificate lost, stolen or destroyed, a new Series C Preferred Stock Certificate of like tenor and representing an equivalent amount of shares of Series C Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series C Preferred Stock Certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.
     Section 19. Transfer Agent, Registrar, Conversion and Dividend Paying Agent. The duly appointed transfer agent, registrar, conversion and dividend paying agent for shares of Series C Preferred Stock shall be the Transfer Agent. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of shares of Series C Preferred Stock.
     Section 20. Form. The Series C Preferred Stock shall be issued in the form of one or more definitive shares in fully registered form in substantially the form attached hereto as Exhibit A (each, a “Series C Preferred Stock Certificate”), which is hereby incorporated in and expressly made a part of these Articles of Amendment. Each Series C Preferred Stock Certificate shall reflect the number of shares of Series C Preferred Stock represented thereby, and may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Series C Preferred Stock Certificate shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.
     A duly authorized officer of the Corporation shall sign each Series C Preferred Stock Certificate for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an officer whose signature is on a Series C Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series C Preferred Stock Certificate, the Series C Preferred Stock Certificate shall be valid nevertheless. A Series C Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Series C Preferred Stock Certificate. Each Series C Preferred Stock Certificate shall be dated the date of its countersignature.
     Section 21. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
     Section 22. Other Rights. The shares of Series C Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, or in the Articles or as provided by applicable law.
III.
     These Articles of Amendment were duly adopted by the Board of Directors on April 7, 2010.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the Corporation has authorized and caused these Articles of Amendment to be signed by its Chairman and Chief Executive Officer as of April 8, 2010.

SEACOAST BANKING CORPORATION OF FLORIDA

By:
Name:	Dennis S. Hudson, III
Title:	Chairman & Chief Executive Officer

Exhibit A

Number	Shares
PA [ ]	[Number of Shares]
SEACOAST BANKING CORPORATION OF FLORIDA
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

THIS CERTIFIES THAT	NAME	CUSIP 811707 702

is the owner of	[NUMBER OF SHARES]
FULLY PAID AND NON-ASSESSABLE SHARES OF MANDATORILY CONVERTIBLE NONCUMULATIVE NONVOTING PREFERRED STOCK, SERIES C, $0.10 PAR VALUE OF
SEACOAST BANKING CORPORATION OF FLORIDA,
transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation, as amended, and By-laws of the Corporation as now or hereafter amended to all of which the holder hereof by acceptance hereby assents.
This certificate is not valid unless countersigned by the Transfer Agent.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Dennis S. Hudson, III
CHAIRMAN AND CHIEF
EXECUTIVE OFFICER

/s/ Sharon Mehl
SECRETARY
[CORPORATE SEAL]
COUNTERSIGNED AND
REGISTERED
Continental Stock Transfer & Trust
Co.
TRANSFER AGENT AND
REGISTRAR

By:
Authorized Signature

SEACOAST BANKING CORPORATION OF FLORIDA
     THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.
     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE CORPORATION WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE CORPORATION OR THE TRANSFER AGENT.
     THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, EFFECTIVE AS OF THE EFFECTIVENESS DATE THEREOF, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AT THE CORPORATION’S PRINCIPAL EXECUTIVE OFFICES.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT -		Custodian
		(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)

TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, do hereby sell, assign and transfer unto

Shares

of the Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series B, represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:	THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION”

WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate, in every particular, without alternation or enlargement, or any change whatever.
SIGNATURE GUARANTEED BY:

Exhibit B
Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of April 8, 2010 by and among Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), and the investors listed on the signature page(s) hereto (the “Investors”).
RECITALS
     WHEREAS, this Agreement is made pursuant to the Investment Agreement (the “Investment Agreement”), dated as of April 8, 2010, by and among the Company and the Investors;
     WHEREAS, pursuant to the Investment Agreement, subject to the terms and conditions set forth therein, (a) the Investors have agreed to purchase from the Company, pursuant to a private placement by the Company, (i) shares of $50 million aggregate liquidation preference of Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series B, of the Company, having the terms set forth on Exhibit A-1 of the Investment Agreement (the “Series B Preferred Stock”) and (ii) shares of $200 million aggregate liquidation preference of Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series C, of the Company, having the terms set forth on Exhibit A-2 of the Investment Agreement (the “Series C Preferred Stock and, together with the Series B Preferred Stock, the “Convertible Preferred Stock”), each of which are convertible into Shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), as further described in the Investment Agreement, and (b) the Company has agreed to issue and sell the Convertible Preferred Stock to the Investors; and
     WHEREAS, as a condition to the consummation of the transactions contemplated by the Investment Agreement, the Company has agreed to enter into this Agreement in order to grant certain registration rights to the Investors, as set forth below.
     NOW, THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. GENERAL
     1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
     “Acquisition” means the Acquisition as defined in the Investment Agreement.
     “Affiliate” of any Person means any other Person controlling, controlled by or under common control with such particular person or entity. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning set forth in the preamble.

     “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
     “CapGen” has the meaning set forth in Section 2.2(a).
     “CapGen Registration Rights Agreement” has the meaning set forth in Section 2.2(a).
     “Closing” means the Closing as defined in the Investment Agreement.
     “Common Stock” has the meaning set forth in the recitals.
     “Company” has the meaning set forth in the preamble.
     “Convertible Preferred Stock” has the meaning set forth in the recitals.
     “Effective Date” means the date that the registration statement filed pursuant to Section 2.1(a) is first declared effective by the Commission.
     “Effectiveness Deadline” means, with respect to the initial registration statement required to be filed pursuant to Section 2.1(a), the earlier of (i) the 60th calendar day following the Filing Deadline and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.
     “Event” has the meaning set forth in Section 2.1(c).
     “Event Date” has the meaning set forth in Section 2.1(c).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute successor thereto, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect at the time.
     “Filing Deadline” means, with respect to the initial registration statement required to be filed pursuant to Section 2.1(a), the earlier of (i) the 90th calendar day following the closing of the Acquisition and (ii) 15 calendar days after the Company files the Current Report on Form 8-K containing the audited and pro forma financial statements required to be filed in connection with the Acquisition, provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Filing Deadline shall be extended to the next business day on which the Commission is open for business. Notwithstanding the preceding sentence, if only Series B Preferred Stock is sold pursuant to the Investment Agreement, then “Filing Deadline” means, with respect to the initial registration statement required to be filed pursuant to Section 2.1(a), the 45th calendar day after the Closing.
     “FINRA” means the Financial Industry Regulatory Authority.

     “Form S-1” means a registration statement on Form S-1 under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
     “Form S-3” means a registration statement on Form S-3 under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
     “Holder” or “holder” means any Investor and any transferee thereof, which holds of record and following notice to the Company and a proper transfer thereof, of shares of Convertible Preferred Stock or Registrable Securities.
     “Holder Affiliates” has the meaning set forth in Section 2.8(a).
     “Investment Agreement” has the meaning set forth in the recitals.
     “Investors” has the meaning set forth in the preamble.
     “Liquidated Damages” has the meaning set forth in Section 2.1(c).
     “Mandatory Registration” has the meaning set forth in Section 2.1(a).
     “Misstatement” has the meaning set forth in Section 2.5.
     “New Stock” means Common Stock or securities convertible into or exchangeable for Common Stock or which have voting rights or participation features with Common Stock, offered in a public or nonpublic offering by the Company.
     “Person” means any individual, corporation, partnership, sole proprietorship, joint venture, limited liability company, business trust, joint stock company, trust, association or unincorporated organization or any government or any agency or political subdivision thereof.
     “Qualified Equity Offering” means a public or nonpublic offering of New Stock solely for cash and not pursuant to a Special Registration; provided, however, that none of the following offerings shall constitute a Qualified Equity Offering: (a) any offering pursuant to any stock purchase plan, dividend reinvestment plan, stock ownership plan, stock option or equity compensation or incentive plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company, or (b) any offering made as consideration pursuant to an acquisition or business combination (whether structured as a merger or otherwise), a partnership or joint venture or strategic alliance or investment by the Company or similar non-capital raising transaction (but not an offering to raise capital to fund such an acquisition).
     “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

     “Registrable Securities” means (a) the Shares; (b) any other shares of Common Stock held by the Holders and purchased from the Company directly or through an underwriter or placement agents; and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, preferred stock or other security which is issued after the Closing) a dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization with respect to, or in exchange for or in replacement of, the Common Stock held by the Holders, provided, however, that Registrable Securities shall not include any shares of Common Stock which have been sold to the public by a Holder either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.
     “Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to exercisable or convertible securities.
     “Registration Expenses” shall mean all fees and expenses incurred by the Company relating to any registration, qualification or compliance pursuant to this Agreement (including any Mandatory Registration or Shelf Registration), including, without limitation, all registration and filing fees, exchange listing fees, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, Financial Industry Regulatory Authority fees, expenses of the Company’s independent accountants, and fees and expenses of underwriters (excluding discounts and commissions) and any other Persons retained by the Company, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company. Notwithstanding the foregoing, Registration Expenses shall include the reasonable, documented, fees and expenses of one counsel chosen by the holders of a majority of the Registrable Securities covered by such registration for such counsel rendering services customarily performed by counsel for selling stockholders that are submitted to the Company in writing.
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “SEC” or “Commission” means the Securities and Exchange Commission or any successor agency.
     “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.
     “Securities Act” shall mean the Securities Act of 1933, as amended, or similar federal statute successor thereto, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

     “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).
     “Series B Preferred Stock” has the meaning set forth in the recitals.
     “Series C Preferred Stock” has the meaning set forth in the recitals.
     “Shares” refers to the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.
     “Shelf Registration” has the meaning set forth in Section 2.1(a).
     “Shelf Termination Date” has the meaning set forth in Section 2.1(a).
     “Special Registration” means the registration of (a) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or any successor or similar registration form under the Securities Act) or (b) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, management, employees, potential employees, consultants, customers, lenders or vendors of the Company or its direct or indirect subsidiaries or in connection with dividend reinvestment or stock purchase plans.
     “Violation” has the meaning set forth in Section 2.8(a).
SECTION 2. REGISTRATION
     2.1 Shelf Registration.
          (a) On or prior to the Filing Deadline, the Company shall use its reasonable best efforts to file with the SEC a registration statement on the applicable SEC form with respect to the resale from time to time, whether underwritten or otherwise, of the Registrable Securities by the Holders. The Company shall use its reasonable best efforts to promptly respond to all SEC comments, if any, related to such registration statement but in any event within two weeks of the receipt thereof, and shall use its reasonable best efforts to obtain all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of the Holders’ Registrable Securities, including causing such registration statement to be declared effective by the SEC as soon as practicable after filing and no later than the Effectiveness Deadline. The Company shall use its reasonable best efforts to maintain the effectiveness of the registration effected pursuant to this Section 2.1(a) at all times. The registration contemplated by this Section 2.1(a) is referred to herein as the “Mandatory Registration.” The Mandatory Registration shall be filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”). The Company shall use its reasonable best efforts to cause the registration statement or statements filed hereunder to remain effective until such date (the “Shelf Termination Date”) that is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been publicly sold or shall have otherwise ceased to be Registrable Securities and (ii) the date that all Registrable Securities covered by such Registration Statement may be sold without volume or manner of sale restrictions under Rule 144, and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as determined by counsel to the Company. In the event the Mandatory Registration must be effected on Form S-1 or any similar long-form registration as the Company may elect or is required to use, such registration shall nonetheless be filed as a Shelf Registration and the Company shall use its reasonable best efforts to keep such registration current and effective, including by filing periodic post-effective amendments to update the financial statements contained in such registration statement in accordance with Regulation S-X promulgated under the Securities Act until the Shelf Termination Date. The Company shall not include in the Mandatory Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration. The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Business Day. The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of a Registration Statement within one (1) Business Day of the Effective Date. The Company shall, by 9:30 a.m. New York City time on the first Business Day after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b).
          (b) Notwithstanding the registration obligations set forth in this Section 2.1, in the event the SEC informs the Company that all of the Registrable Securities then outstanding cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial registration statement as required by the SEC and/or (ii) withdraw the initial registration statement and file a new registration statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3, Form S-1 or such other form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, that prior to filing such amendment or new registration statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common Stock to be registered on such registration statement will be reduced on a pro rata basis. In the event the Company amends the initial registration statement or files a new registration statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3, Form S-1 or such other form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial registration statement, as amended, or the new registration statement.

          (c) If: (i) the initial registration statement required to be filed pursuant to Section 2.1(a) is not filed with the SEC on or prior to the Filing Deadline, or (ii) the initial registration statement required to be filed pursuant to Section 2.1(a) is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline (any such failure being referred to as an “Event,” and, the date on which such Event occurs, being referred to as an “Event Date” for purposes of this Section 2.1(c)), then in addition to any other rights the Holders may have hereunder or under applicable law, on each Event Date, the Company shall pay one time to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1% of the purchase price paid (in cash or by conversion) for any Registrable Securities held by such Holder on the Event Date. The parties agree that notwithstanding anything to the contrary herein or in the Investment Agreement, no Liquidated Damages shall be payable if as of the relevant Event Date, the Registrable Securities may be sold by non-affiliates without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as determined by counsel to the Company. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the registration statement on a timely basis results from the failure of an Investor to timely provide the Company with information requested by the Company and necessary to complete the registration statement in accordance with the requirements of the Securities Act (in which case the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Investor).
          (d) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the maximum number of Registrable Securities as contemplated by Section 2.1(b) on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 (by amendment or otherwise) promptly after such form is available, provided that the Company shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on
Form S-3 (or amendment) covering the Registrable Securities has been declared effective by the Commission.
     2.2 Piggyback Registrations.
          (a) The Company shall notify each Holder who holds Registrable Securities in writing at least ten (10) Business Days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (whether in connection with a public offering of securities by the Company, a public offering of securities by shareholders of the Company, or both, but excluding any registration relating to an offering excluded from a Qualified Equity Offering or which is a Special Registration, or a registration on any registration form that does not permit secondary sales and in any event including a registration resulting from obligations arising out of any other registration rights agreement to which the Company is a party, including the Registration Rights Agreement, dated as of October 23, 2009 (the “CapGen Registration Rights Agreement”), by and between the Company and CapGen Capital Group III LP ( “CapGen”) and shall afford each such Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the

Registrable Securities held by such Holder shall, within five (5) Business Days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state such Holder’s desire to include all or a part of the Registrable Securities held by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
          (b) If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise in such notice the Holders who hold Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of the Registrable Securities such Holder desires to include in such registration in the underwriting. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.
          Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten in a registration statement pursuant to this Section 2.2, the number of shares that may be included in such underwriting shall be allocated (i) first, to the Company (if the company prompted the filing of the registration statement prompting compliance with this Section 2.2); (ii) second, to CapGen pursuant to the CapGen Registration Rights Agreement (iii) third, to all Holders who are entitled to participate and who have elected to participate in the offering pursuant to the terms of this Agreement, on a pro rata basis based upon the total number of shares held by each such participating Holder that are subject to piggyback registration rights pursuant hereto; and (iv) fourth, to any other shareholder of the Company on a pro rata basis.
          If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered at least 10 calendar days prior to the effective date of the registration statement or in the case of a registration statement on Form S-3 or similar short-form registration statement, by the close of business on the first Business Day after the public notice of an offering or if the offering is publicly announced at the beginning of a Business Day, 4:00 P.M. New York City Time on such day.
          (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3.
          (d) The Company shall not grant to any other Person the right to request the Company to register any shares of Common Stock in a piggyback registration unless such rights are consistent with the provisions hereof.

     2.3 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. The obligation of the Company to bear Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.
     2.4 Obligations of the Company. In the case of a Mandatory Registration and whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:
          (a) In the case of a Mandatory Registration, prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses and issuer free writing prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto and issuer free writing prospectuses, the Company shall furnish to the one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed and give such counsel a reasonable opportunity to review and comment on such documents before they are filed and the opportunity to object to any information pertaining to the Holders that is contained therein, and the Company shall make any changes with respect to information regarding the Holders reasonably requested by such counsel to such documents prior to filing.
          (b) Prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses and issuer free writing prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use all reasonable best efforts to cause such registration statement to become effective, provided that, before filing a registration statement or prospectus or any amendments or supplements thereto and issuer free writing prospectuses, the Company shall furnish to the counsel selected by the Holders of a majority of Registrable Securities covered by such registration statement copies of all such documents proposed to be filed and give such counsel a reasonable opportunity to review and comment on such documents before they are filed and the opportunity to object to any information pertaining to the Holders that is contained therein, and the Company shall make any changes reasonably requested by such counsel to such documents prior to filing, notify in writing each Holder of the effectiveness of each registration statement filed hereunder.
          (c) Furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, and each amendment and supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.
          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
          (f) Promptly notify each Holder who holds Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and the Company shall promptly prepare and file with the SEC (and furnish to each such Holder a reasonable number of copies of) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.
          (g) Use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters.
          (h) Promptly notify each Holder who holds Registrable Securities covered by such registration statement in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, and use its reasonable best efforts promptly to obtain the withdrawal of such order.
          (i) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of Registrable Securities (whether through The Depository Trust Company, book-entry or physical certificates), which certificates shall be free, to the extent permitted under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request. Registrable Securities in certificated form and free from all restrictive legends may be transmitted by the transfer agent to a Holder by crediting the account of such Holder’s prime broker with DTC as directed by such Holder.
          (j) The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including Rule 172, notify the Holders promptly if the Company no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.
          (k) The Company shall use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed.
     2.5 Suspension of Sales. Upon receipt of written notice from the Company that a registration statement or prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (a “Misstatement”), each Holder who holds Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 45 days, except for periods where the registration statement is suspended due to amendments required with respect to registration statements and amendments filed in order to update a registration statement on Form S-1, in each case, solely as a result of the filing of periodic reports and Forms 8-K under the Exchange Act.
     2.6 Termination of Registration Rights. A Holder’s registration rights shall expire if all Registrable Securities held by such Holder (and its Affiliates, partners, members and former members) may be sold without volume or manner of sale restrictions under Rule 144, and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as determined by counsel to the Company.
     2.7 Delay of Registration; Furnishing Information.
          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1 or Section 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.
     2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:
          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, agents, general partners, managing members,

managers, affiliates and employees of each Holder (collectively, “Holder Affiliates”), and each Person, if any, who controls such Holder and Holder Affiliates within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, except to the extent that such untrue statement or alleged untrue statement is based solely upon information provided in writing by such Holder expressly for use therein, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, except to the extent that such omission or alleged omission is based solely upon information provided in writing by such Holder expressly for use therein or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder or Holder Affiliate, or controlling person, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the prior written consent of the Company.
          (b) To the extent permitted by law and provided that such Holder is not entitled to indemnification pursuant to Section 2.8(a) above with respect to such matter, each selling Holder (severally and not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder expressly for use in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments, supplements or free writing prospectuses thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment, supplement or free writing prospectuses thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will pay the Company or controlling Person, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as a result of such Holder’s untrue statement or omission; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holders; provided, that, (x) the indemnification obligations in this

Section 2.8(b) shall be individual and several not joint for each Holder and (y) in no event shall the aggregate of all indemnification payments by any Holder under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder.
          (c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any claim or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, except to the extent such failure to give notice has a material adverse effect on the ability of the indemnifying party to defend such action.
          (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 2.8(d) will be limited to an amount equal to the per share offering price (less any underwriting discount and commissions) multiplied by the number of shares sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that the indemnification provisions of the Holders in any underwriting agreement may not conflict with the provisions of this Section 2.8 without the consent of the Holders.
          (f) The obligations of the Company and the Holders under this Section 2.8 shall survive the completion of any offering of shares of Common Stock in a registration statement under this Section 2.8, and otherwise. The indemnity and contribution agreements contained in this Section 2.8 are in addition to any liability that an indemnifying party may have to an indemnified party.
     2.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
          (c) so long as a Holder owns any Registrable Securities, furnish to such Holder promptly upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
SECTION 3. MISCELLANEOUS
     3.1 S-3 Eligibility; Registration, Priority and Other Rights of the U.S. Department of the Treasury. The Investors acknowledge that, as of the date of this Agreement, the Company is not eligible to utilize Form S-3 and that there can be no assurance as to when, or even if, the Company will become eligible to utilize Form S-3. Further, the Investors acknowledge that the U.S. Department of the Treasury has certain registration rights as a result of the Company’s participation in the TARP Capital Purchase Program. Accordingly, the Investors acknowledge that the U.S. Department of the Treasury may have registration, priority and other rights that could effect the Investors’ rights hereunder.
     3.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including any transferees of any shares of Registrable Securities). In addition, whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders as such shall be for the benefit of, and enforceable by, any subsequent Holder. Nothing in this Agreement, express or implied, is intended to, as shall confer upon any Person other than the parties hereto or their respective successors and assigns (including any transferees of any shares of Registrable Securities) or any subsequent Holder any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     3.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to its conflicts of laws rules.
     3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     3.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     3.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate, or by delivery with a reliable overnight delivery service by three (3) days’ advance written notice to the other parties.
     3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the Holders as long as the Holders hold Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding and the Company.
     3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by any Holders which are Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     3.10 Entire Agreement. This Agreement and any other agreement entered into between any Investor and the Company constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.
     3.11 No Piggyback on Registrations. Neither the Company nor any of its security holders (other than holders of Registrable Securities, CapGen and the U.S. Department of Treasury) may include securities of the Company in a Mandatory Registration hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused and this Agreement to be executed by their respect undersigned officers thereunder duly authorizing as of the date set forth in the first paragraph hereof.

SEACOAST BANKING CORPORATION OF FLORIDA
By:
Name:
Title:

Address: 815 Colorado Avenue Stuart, Florida 34994 [INVESTOR]
By:
Name:
Title:

Address:

Exhibit C
Form of Escrow Agreement

ESCROW AGREEMENT
          THIS ESCROW AGREEMENT (this “Agreement”), dated as of April 8, 2010, is entered into by and among SEACOAST BANKING CORPORATION OF FLORIDA, a Florida corporation (the “Company”) and SUNTRUST BANK, a Georgia banking corporation (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the respective meanings provided in the Investment Agreement between the Company and each of the Purchasers named therein dated as of April 8, 2010 (the “Investment Agreement”).
          WHEREAS, the Company and the Purchasers have executed and delivered the Investment Agreement pursuant to which the Company has agreed to sell to the Purchasers and each Purchaser separately has agreed to purchase from the Company, shares of the Company’s Series B Mandatorily Convertible Noncumulative Nonvoting Preferred Stock (the “Series B Convertible Preferred Stock”) or Series C Mandatorily Convertible Noncumulative Nonvoting Preferred Stock (the “Series C Convertible Preferred Stock” and, together with the Series B Convertible Preferred Stock, the “Convertible Preferred Stock”), all upon the terms and subject to the conditions of the Investment Agreement;
          WHEREAS, the Purchase Price paid by each Purchaser for shares of Series B Convertible Preferred Stock (the “Series B Shares”) or shares of Series C Convertible Preferred Stock (the “Series C Shares” and, together with the Series B Shares, the “Shares”) is required to be held in escrow to qualify the Company’s wholly-owned bank subsidiary, Seacoast National Bank (the “Bidder” or the “Bank”), to make one or more Bids to the Federal Deposit Insurance Corporation (the “FDIC”) to acquire the assets and liabilities of the Target Institution (the “Acquisition”);
          WHEREAS, the Company has made an offering of $200 million of Series C Shares contingent upon the Bidder winning the Bid for the Acquisition (the “Contingent Offering”);
          WHEREAS, in the event that the Company delivers a Notice of Non-Qualification, a Notice of Higher Bid, a Failure to Bid Notice, a Delay Notice or an Escrow Termination Notice (each as defined herein), then the Company and the Purchasers intend to complete the sale to the Purchasers of $50 million of Series B Shares (the “Non-Contingent Offering”) pursuant to the amounts set forth on each Purchaser’s signature page to the Investment Agreement or otherwise indicated to the Company with respect to Non-Contingent Shares (the “Non-Contingent Purchase Amount”);
          WHEREAS, pursuant to the Investment Agreement and as a part of the transactions contemplated thereby, the parties have agreed to enter into this Agreement in order for the Escrow Agent to receive and hold the Purchasers’ subscription funds for the Convertible Preferred Stock and to deliver these funds to the Company in the case of a winning Bid by the Bidder and the delivery of certificates for the number of Shares of Convertible Preferred Stock by the Company or its transfer agent equal to the total funds held hereunder in respect of such Purchaser, or to return such funds to the respective Purchasers less the Non-Contingent Purchase Amount in the event the Bidder is determined finally by the FDIC to be not qualified to submit

Bids to the FDIC for the Acquisition, or if none of the Bids submitted by the Bidder are accepted by the FDIC as the winning bid for the Target Institution;
          WHEREAS, each Purchaser has agreed to this Agreement and to be bound hereby by executing the Investment Agreement;
          WHEREAS, the Purchaser and the Company desire to more specifically set forth their rights and obligations with respect to the amounts deposited directly by each Purchaser into escrow pursuant to this Agreement, and earnings in respect thereof; and
          WHEREAS, the Escrow Agent has reviewed but is not a party to the Investment Agreement;
          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Appointment and Agreement of Escrow Agent. The Company and the Purchasers hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.
          2. The Escrow Deposit. Pursuant to Section 1.2 of the Investment Agreement, simultaneously with each Purchaser’s execution of the Investment Agreement, each Purchaser (other than a Section 1.2(c) Purchaser, a Section 1.2(d) Purchaser (each as defined in the Investment Agreement) and any Purchaser that has agreed with the Company to deposit less than the full amount of its Purchase Price at such time (collectively, the “Alternative Arrangement Purchasers”) is delivering cash equal to the full amount equal to the Purchase Price for the number of Shares to be purchased by such Purchaser in the total Non-Contingent Offering and Contingent Offering of $250 million of Shares (less amounts not required to be deposited by the Alternative Arrangement Purchasers), by wire transfer of immediately available funds, directly to the Escrow Agent pursuant to the wire instructions listed on Schedule A hereto (the “Escrow Deposit”). The Escrow Agent shall deposit the Escrow Deposit into an account (the “Escrow Account”) and hold the Escrow Deposit and all net interest and other amounts earned thereon, if any, (collectively, the “Escrow Fund”) in the Escrow Account to be disbursed as provided herein.
          3. Receipt. The Escrow Agent hereby acknowledges receipt of the Escrow Deposit and agrees to hold and disburse the Escrow Fund in accordance with the terms and conditions of this Agreement and for the purpose stated herein.
          4. Purpose of the Escrow Fund. The Escrow Fund will be held by the Escrow Agent to induce the Company and the Purchasers to enter into the Investment Agreement and to secure each Purchaser’s performance under the Investment Agreement, and to demonstrate to the FDIC and the Bidder’s and the Company’s primary regulators that the Bidder and the Company have sufficient capital to make a Bid and close the Acquisition if the Bidder’s Bid is chosen as the winning bid.

          5. Notices and Payments from the Escrow Fund. The Escrow Agent shall hold the Escrow Fund pursuant to this Agreement and shall make no disbursements therefrom, except as follows:
               (a) The Company shall notify the Escrow Agent promptly upon the occurrence of any of the following: (i) receipt of notice in writing from the FDIC that the Bidder will not be permitted as a final matter to enter a Bid (“Notice of Non-Qualification”), (ii) a notice in that the Bidder is not named by the FDIC as the winning bidder for the Target Institution’s Assets and Liabilities (a “Notice of Higher Bid”), (iii) the Company’s or the Bank’s determination not to submit a Bid or failure to submit a Bid (a “Failure to Bid Notice”), (iv) notice in writing from the FDIC that the deadline for submitting Bids or the closing of the Acquisition has been delayed past April 30, 2010 (a “Delay Notice”), (v) notice in writing that the Bidder has been selected as the winning bidder (the “Winning Bid Notice”), which shall include a notice of the proposed closing of the Acquisition by the Bidder (the actual date of such closing is called the “Closing Date”) or (vi) the failure of the Acquisition to close by April 30, 2010 (a “Escrow Termination Notice”).
               (b) Upon receipt by the Escrow Agent of a notice of any events specified in Section 5(a) other than clause (v) thereof, the Escrow Agent shall return all Escrow Funds less the Non-Contingent Purchase Amount to the respective Purchasers to the accounts designated by the Purchasers in writing to the Escrow Agent within two days of receipt of such notice.
               (c) In the event the Escrow Agent receives a Winning Bid Notice from the Company, the Escrow Agent shall deliver to the Company all Escrow Funds held by it hereunder on the Closing Date.
               (d) Upon notice from the Company to the Escrow Agent of the Shares to be sold in consideration of the Non-Contingent Purchase Amount (the “Non-Contingent Shares”) and release by the Company’s transfer agent of certificates representing such Non-Contingent Shares to each respective Purchaser, the Escrow Agent shall deliver the Non-Contingent Purchase Amount to the Company and, if the Escrow Agent has received a notice of any events specified in Section 5(a) other than clause (v) thereof, return all remaining Escrow Funds, if any, to the Purchasers determined by the Company.
               (e) If the Company does not timely provide the Escrow Agent the respective notices specified in Subsections (a) through (d) of this Section 5 and if Escrow Agent receives a written objection from a Purchaser within three (3) business days after the due date of the notice from the Company as provided in Section 11, the Escrow Agent shall deliver to the Purchaser the portion of the Escrow Fund, claimed by the Purchaser. If the Escrow Agent receives a written objection from the Company within three (3) business days after the date of delivery of such notice to the Purchaser as provided in this Subsection 5(e) and in Section 11, the Escrow Agent shall continue to hold the Escrow Fund until the Escrow Agent has received written instructions signed by the Company and the Purchaser or a final non-appealable court order of a court of competent jurisdiction regarding disposition of the Escrow Fund, in which case the Escrow Agent shall deliver the Escrow Fund in accordance with the instructions or court order.

               (f) If, at any time, the Escrow Agent receives a final non-appealable court order of a court of competent jurisdiction or joint written instructions signed by the Company and by each Purchaser regarding disposition of the Escrow Fund other than as provided herein, the Escrow Agent shall comply with such court order or instructions. Such joint written instructions may only be revoked pursuant to further joint written instructions signed by the Company and by each Purchaser or a final non-appealable court order of a court of competent jurisdiction.
               (g) All payments made to the Purchaser or the Company hereunder shall be paid by wire transfer of immediately available funds to the account(s) designated by each Purchaser and the Company, respectively, on Schedule B hereto.
          6. Maintenance of the Escrow Fund; Termination of the Escrow Account.
               (a) The Escrow Agent shall, pending the disbursement of the Escrow Fund pursuant to this Agreement, invest the Escrow Funds in money market funds investing solely in direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof or (b) certificates of deposit issued by a commercial bank having a combined capital surplus and undivided profits of not less than $100,000,000. In the absence of joint instructions, the Escrow Agent shall invest the Escrow Fund in the SunTrust Institutional Money Market Deposit Option.
               (b) The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any permitted investment. Interest and other earnings on permitted investments shall be added to the Escrow Account. Any loss or expense incurred as a result of an investment will be borne by the Escrow Account. The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.
               (c) Although each of the parties recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the parties hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for the Escrow Account if no activity occurred for such month.
               (d) The Escrow Agent shall hold the Escrow Fund for the benefit of the Purchasers and the Company in accordance with this Agreement.
          7. Escrow Agent.
               (a) The Company and the Purchasers hereby appoint the Escrow Agent to serve hereunder, and the Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Agreement.
               (b) The Escrow Agent shall release the Escrow Fund only in accordance with the terms of this Agreement.

               (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.
               (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder, except in the case of its negligence, gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.
               (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Fund, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.
               (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement, and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All fees and expenses incurred by the Escrow Agent in the performance of its obligations under this Agreement shall be paid by the Company.
               (g) The Escrow Agent shall be reimbursed, indemnified and held harmless by the Company against any loss, liability or expense, including, without limitation, reasonable attorneys’ fees, incurred by the Escrow Agent without negligence, gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.
               (h) The Escrow Agent may at any time resign by giving thirty (30) business days’ prior written notice of resignation to the Company and the Purchasers. The Company may at any time remove the Escrow Agent by giving ten (10) business days’ written notice signed by it to the Escrow Agent, provided that no changes are made to the terms and conditions of this Agreement. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having capital and surplus in excess of One Hundred Million Dollars ($100,000,000) shall be appointed by the Company by written instrument executed by the Company and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Company or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty (20) business days of a notice of resignation by the Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a substitute Escrow Agent, and the costs of obtaining such appointment shall be reimbursable by the Company.
          8. Termination. This Agreement shall terminate upon the earlier of (a) the date on which there are no funds remaining in the Escrow Account as a consequence of disbursements made by the Escrow Agent to the Purchasers or the Company in accordance with this Agreement, (b) the execution and delivery of a mutual written consent signed by all parties, (c) with respect to any Purchaser, the Escrow Agent’s receipt of a notice signed by the Company and such Purchaser notifying the Escrow Agent that such Purchaser’s Investment Agreement has been terminated, in which event the Escrow Agent shall pursuant to written instructions distribute such Purchaser’s Escrow Deposit to such Purchaser, and (d) April 30, 2010.
          9. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Company, each Purchaser and the Escrow Agent.
          10. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.
          11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by nationally recognized courier service (receipt requested) or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):
(a)  if to the Purchaser:
As specified on each Purchaser’s signature page to the Investment Agreement
(b)  if to the Company:
Dennis S. Hudson, III
Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994

with a copy to:
Ralph F. MacDonald III
Jones Day
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309
(c)  if to the Escrow Agent:
SunTrust Bank
Escrow Services
919 East Main Street, 7th Floor
Richmond, VA 23219
Attention: Matt Ward
          12. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder, except that the Purchasers are third-party beneficiaries of this Agreement.
          13. Governing Law. This Agreement shall be governed by the laws of the State of New York (but not the laws pertaining to choice of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.
          14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be treated as original signatures for all purposes hereunder.
          15. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.
          16. Entire Agreement. This Agreement, including the schedules hereto, and the documents delivered pursuant to this Agreement, together with the Investment Agreement, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement.
          17. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
          18. Reliance by the Purchasers. The parties agree and acknowledge that the Purchasers may rely on the representations, warranties and agreements of the Company and the Escrow Agent contained in this Agreement as if such representations, warranties and agreements, as applicable, were made directly to the Purchasers.
          19. Effect of Written Evidences Accepted by the Company. The Company agrees to give effect to and to instruct the Escrow Agent in order to give effect to written evidences that are accepted by the Company with respect to relative participation in the Non-Contingent Offering.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE COMPANY: SEACOAST BANKING CORPORATION OF FLORIDA
By:
Name:
Title:

ESCROW AGENT: SUNTRUST BANK
By:
Name:
Title:

Schedule A
Escrow Agent Wire Instructions
SunTrust Bank
ABA: 061000104
Account: 9443001321
Account Name: Escrow Services
Attention: Matt Ward 804-782-7182
Reference: [●]
Escrow Agent Fees
Fees payable to SunTrust Bank for services rendered with respect to this Agreement shall be as follows:
Annual Administration Fee $[●]
The annual administration fee is quoted with the understanding that the Escrow Account will be invested in the SunTrust Institutional Money Market Deposit Option.
The annual administration fee is payable in advance at the time of closing and will be billed to the Company at such time and on each anniversary date. The annual administration fee shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of this Agreement.
The Company agrees that, in the event any controversy arises under or in connection with this Agreement or the Escrow Fund or the Escrow Agent is made a party to or intervenes in any litigation pertaining to this Agreement or the Escrow Account, the Company will pay to the Escrow Agent reasonable compensation for its extraordinary services and to reimburse the Escrow Agent for all costs and expenses directly or indirectly incurred by reason of such controversy or litigation.

Schedule B
Wire Instructions for the Company’s Account
Account Name:
Account No:
ABA Routing/Transit No:
Bank Name:
Wire Instructions for Each Purchaser’s Account
are attached hereto

EXHIBIT D
Procedures to be followed for an Early Non-Contingent Shares Closing
     In the event that the Company determines to issue the Non-Contingent Shares prior to issuing the Contingent Shares (if any) (an “Early Non-Contingent Share Closing”), this Exhibit D shall supersede the procedures and other provisions of the Agreement to the extent set forth below.
1.	In order to consummate the Early Non-Contingent Share Closing, the Company shall provide notice of the date of the Early Non-Contingent Share Closing (the “Non-Contingent Share Closing Date”) to the Escrow Agent and to each of the Purchasers that have provided a Non-Contingent Allocation (the “Non-Contingent Purchasers”).

2.	On the Non-Contingent Share Closing Date, the Escrow Agent will release funds with respect to the Purchase Price attributable to the Non-Contingent Allocation to the Company and the Transfer Agent shall issue the applicable shares of Convertible Preferred Stock related to such Non-Contingent Allocation to each Non-Contingent Purchaser.

3.	Section 1.2(a) and Section 1.2(b) shall continue to apply for any closing with respect to the Contingent Shares (a “Contingent Share Closing”).

4.	With respect to any Section 1.2(c) Purchaser that is also a Non-Contingent Purchaser, effect will be given to the procedures set forth in Section 1.2(c) with respect to each such Section 1.2(c) Purchaser’s purchase of Non-Contingent Shares. Section 1.2(c) shall continue to apply for any Contingent Share Closing.

5.	With respect to any Section 1.2(d) Purchaser, if the Company effects an Early Non-Contingent Share Closing, such Section 1.2(d) Purchaser will deliver the Purchase Price attributable to such Purchase’s Non-Contingent Allocation not later than ten (10) days after the receipt of the regulatory approvals described in Section 1.2(d) (which may be after the Non-Contingent Share Closing Date) upon which the Transfer Agent shall issue the applicable shares of Convertible Preferred Stock related to such Non-Contingent Allocation of such Section 1.2(d) Purchaser. Section 1.2(d) shall continue to apply for any Contingent Share Closing.

6.	The term “Closing Date” shall be deemed to refer to the date on which any Early Non-Contingent Share Closing or Contingent Share Closing occurs; except that:
6.1	in the second Recital it shall mean “the dates of the Early Non-Contingent Share Closing and Contingent Share Closing, as applicable”;

6.2	in Section 3.1(b) it shall refer to the date of the Early Non-Contingent Share Closing;

6.3	in Section 5.5 and Section 6.7, it shall refer to the date of the Contingent Share Closing; and

6.4	in Section 4.5(e) and Section 6.1 it shall refer to the later to occur of the date of the Early Non-Contingent Share Closing and the date of the Contingent Share Closing, if any.